                                    As filed with the United States Securities and Exchange
                                                  Commission on July 14, 2005
                                                                                                            Registration No. __

                                        UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                                     WASHINGTON, D.C. 20549


                                                           FORM SB-2
                                                     REGISTRATION STATEMENT
                                                UNDER THE SECURITIES ACT OF 1933

                   Nevada                                 Nexicon, Inc.                                13-3389415
                   ------                                 -------------                                ----------
       (State or Other Jurisdiction of         (Name of Registrant in Our Charter)        (I.R.S. Employer Identification No.)
                Incorporation
              or Organization)
                                                          7389                                   Richard Urrea
           400 Gold SW, Suite 1000            (Primary Standard Industrial                  400 Gold SW, Suite 1000
        Albuquerque, New Mexico 87102          Classification Code Number)               Albuquerque, New Mexico 87102
               (505) 248-0000                                                                    (505) 248-0000
(Address and telephone number of Principal                                              (Name, address and telephone number
 Executive Offices and Principal Place of                                                      of agent for service)
                 Business)

                                                             Copies to:
                     Clayton E. Parker, Esq.                                          Christopher J. DeLise, Esq.
           Kirkpatrick & Lockhart Nicholson Graham LLP                        Kirkpatrick & Lockhart Nicholson Graham LLP
              201 S. Biscayne Boulevard, Suite 2000                              201 S. Biscayne Boulevard, Suite 2000
                       Miami, Florida 33131                                               Miami, Florida 33131
                          (305) 539-3300                                                     (305) 539-3300
                  Telecopier No.: (305) 358-7095                                     Telecopier No.: (305) 358-7095


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                           CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                           Proposed Maximum
                                                                          Proposed Maximum    Aggregate        Amount Of
            Title Of Each Class Of                    Amount To Be         Offering Price      Offering      Registration
         Securities To Be Registered                   Registered          Per Share (1)      Price (1)           Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share           205,828,496 shares (2)      $0.026      $5,351,540.89         $629.88
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                              205,828,496 shares (2)      $0.026      $5,351,540.89         $629.88
============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the closing price on July 7, 2005.


(2) Of these shares, 164,000,000 shares are being registered under the 2005 Standby Equity Distribution Agreement by and between Nexicon, Inc. and Cornell Capital Partners, LP, 36,000,000 shares are being registered underlying the 2005 Secured Convertible Debentures issued to Cornell Capital Partners by Nexicon, and 5,828,496 shares are being registered on behalf of other selling shareholders as described herein.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

             Preliminary Prospectus, subject to completion, dated July 14, 2005

                                   PROSPECTUS


                                  NEXICON, INC.
                       205,828,496 Shares of Common Stock


         This prospectus relates to the sale of up to 205,828,496 shares of common stock of Nexicon, Inc. by certain persons who are, or will become, stockholders of Nexicon. The selling stockholders consist of:

      o Cornell Capital Partners, LP, which intends to sell up to an aggregate amount of 200,000,000 shares of Nexicon common stock, which includes 164,000,000 shares of common stock issued under the 2005 Standby Equity Distribution Agreement, and 36,000,000 shares of common stock underlying the 2005 Secured Convertible Debentures.

      o Other selling stockholders, which intend to sell up to an aggregate amount of 5,828,496 shares of Nexicon common stock previously issued in various financing transactions with Nexicon.


         Please refer to "Selling Stockholders" beginning on page 13 of this prospectus.

         Nexicon is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Nexicon will, however, receive proceeds from the sale of common stock under the 2005 Standby Equity Distribution Agreement. All costs associated with this registration will be borne by Nexicon.

         The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of our common stock. On July 7, 2005, the closing price of our common stock was $0.026 per share.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of common stock under the 2005 Standby Equity Distribution Agreement. Pursuant to the 2005 Standby Equity Distribution Agreement, Cornell Capital Partners will pay Nexicon 99% of the lowest volume weighted average price of the common stock during the five consecutive trading days immediately following the advance notice date. The 1% purchase price discount on the purchase of the common stock to be received by Cornell Capital Partners, and the 490,000 shares issued as a one-time commitment fee under the 2005 Standby Equity Distribution Agreement, are underwriting discounts. In addition, Cornell Capital Partners is entitled to retain 5% of the proceeds raised by Nexicon under the 2005 Standby Equity Distribution Agreement.

         Nexicon's common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Broker-dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.


         Nexicon's common stock is dually quoted on the Over-the-Counter Bulletin Board and Pink Sheets under the symbol "NXCN.OB".


         These securities are speculative and involve a high degree of risk. Please refer to "Risk Factors" beginning on page 6 of this prospectus.


         With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, as amended, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the United States Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.


         Neither the United States Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                   The date of this prospectus is July __, 2005.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY........................................................................................................1
THE OFFERING..............................................................................................................3
SUMMARY FINANCIAL INFORMATION.............................................................................................4
RISK FACTORS..............................................................................................................7
FORWARD-LOOKING STATEMENTS...............................................................................................12
SELLING STOCKHOLDERS.....................................................................................................13
USE OF PROCEEDS..........................................................................................................19
DILUTION.................................................................................................................20
THE STANDBY EQUITY DISTRIBUTION AGREEMENT................................................................................21
PLAN OF DISTRIBUTION.....................................................................................................23
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION................................................................25
DESCRIPTION OF BUSINESS..................................................................................................30
MANAGEMENT...............................................................................................................33
DESCRIPTION OF PROPERTY..................................................................................................36
LEGAL PROCEEDINGS........................................................................................................36
PRINCIPAL STOCKHOLDERS...................................................................................................37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................................................................38
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND OTHER SHAREHOLDER MATTERS...........................39
DESCRIPTION OF SECURITIES................................................................................................42
EXPERTS..................................................................................................................45
LEGAL MATTERS............................................................................................................45
HOW TO GET MORE INFORMATION..............................................................................................45
FINANCIAL STATEMENTS....................................................................................................F-1

                               PROSPECTUS SUMMARY

History

         Nexicon, Inc., a Nevada corporation formerly known as Cyco.net, Inc. (the "Company"), is the successor corporation to AVE, Inc. The Company was an e-commerce business until July 2003 when it sold the assets of its cigarette e-tail business. This decision was made after several states filed civil lawsuits against the New Mexico subsidiary involved in the sale of cigarettes over the internet. The Company's management believed that although the Company had a meritorious defense it would be much too costly to defend in court. The Company chose to pursue other business opportunities and on November 19, 2003, Nexicon, Inc. purchased all of the outstanding common stock of Orion Security Services, Inc., a Wisconsin corporation, ("OSSI") in a stock for stock purchase. On November 15, 2004, Nexicon purchased all of the outstanding common stock of Pluto Communications International, AS, a Norwegian corporation, ("Pluto") in a stock-for-stock purchase. On March 17, 2005, Nexicon agreed to repurchase 15,000,000 shares of the Company's common stock held by Robert Demson in exchange for all right, title, and interest that the Company held in agreements associated with the "SatSecure" technology and to the tradenames "Orion Security Services, Inc.", "OSSI", "Ossi-Secure", "SatSecure", "SatWatch" and "RECON 9000" and all equipment, computers and furniture, valued in the aggregate at approximately $15,213.

Going Concern

         The accompanying financial statements have been presented assuming that Nexicon will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Nexicon has experienced losses from operations as a result of its investment in attempting to achieve its operating plan, which is long-term in nature. For the three months ended March 31, 2005, Nexicon had a net loss of $951,221. For the years ended December 31, 2004 and 2003, the Company incurred net losses from operations of $5,488,455 and $4,903,363, respectively. At March 31, 2005, the Company had a working capital deficit of $1,773,679 and stockholders' deficit of $2,000,422.

         Nexicon's ability to continue as a going concern is contingent upon its ability to secure financing and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. The Company purchased two wholly-owned subsidiaries, Orion Security Services, Inc. and Pluto, and through sales of their products hopes to attain profitable operations. Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years ended December 31, 2004 and 2003 financial statements, which states that Nexicon has suffered recurring losses from operations and has working capital and stockholder deficits. These factors raise substantial doubt about the Company's ability to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

The Offering

         Nexicon cannot predict the actual number of shares of common stock that will be issued pursuant to the 2005 Standby Equity Distribution Agreement with Cornell Capital Partners, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and Nexicon has not determined the total amount of advances it intends to draw. It may be necessary for Nexicon's shareholders to approve an increase in Nexicon's authorized common stock for Nexicon to register additional shares of common stock in order to have sufficient authorized shares available to draw down the full amount under the 2005 Standby Equity Distribution Agreement. In the event we desire to draw down any available amounts remaining under the 2005 Standby Equity Distribution Agreement, after we have issued 200,000,000 shares being registered in the accompanying registration statement and assuming we have obtained shareholder approval to increase our authorized common stock, we will have to file a new registration statement to cover such additional shares which we will issue for additional draw downs under the 2005 Standby Equity Distribution Agreement.

         The sale of shares pursuant to the 2005 Standby Equity Distribution Agreement will have a dilutive impact on Nexicon stockholders. At a recent stock price of $0.026 per share, Nexicon would have to issue 777,000,777 shares of common stock to draw down the entire $20,000,000 available under the 2005 Standby Equity Distribution Agreement. Nexicon is only registering 164,000,000 shares of its common stock under the 2005 Standby Equity Distribution Agreement in the accompanying registration statement, which at a recent stock price of $0.026 per share, Nexicon would be able to receive maximum gross proceeds of $4,221,360 under the 2005 Standby Equity Distribution Agreement. Upon issuance, these shares would represent approximately 56.67% of Nexicon then issued and outstanding common stock as of July 7, 2005.

         The significant downward pressure on Nexicon's stock price caused by the sale of a significant number of shares under the 2005 Standby Equity Distribution Agreement could cause Nexicon's stock price to decline, thus allowing short sellers of Nexicon stock an opportunity to take advantage of any decrease in the value of Nexicon stock. The presence of short sellers in Nexicon's common stock may further depress the price of Nexicon's common stock.

         Nexicon is registering 205,828,496 shares of common stock in this offering. These shares represent approximately 41.16% of Nexicon's authorized capital stock and would upon issuance represent approximately 63.6% of the then issued and outstanding common stock and Nexicon anticipates all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence on Nexicon in an election of directors.

About Us

         Our principal office is located at 400 Gold S.W., Suite 1000, Albuquerque, New Mexico 87102. Our telephone number is (505) 248-0000.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are, or will become, Nexicon stockholders. The selling stockholders consist of:

      o Cornell Capital Partners, which intends to sell up to an aggregate amount of 200,000,000 shares of Nexicon common stock, which, based on a recent stock price of $0.026 per share, includes 164,000,000 shares pursuant to the 2005 Standby Equity Distribution Agreement by and between Nexicon and Cornell Capital Partners, and 36,000,000 shares underlying the 2005 Secured Convertible Debentures issued by Nexicon to Cornell Capital Partners.

      o Other selling stockholders, which intend to sell up to an aggregate amount of 5,828,496 shares of Nexicon common stock previously issued in various financing transactions with Nexicon.

         Pursuant to the 2005 Standby Equity Distribution Agreement, Nexicon may, at its discretion, periodically issue and sell to Cornell Capital Partners shares of its common stock for a total purchase price of $20,000,000. Cornell Capital Partners will purchase the shares of common stock for 99% of the lowest volume weighted average price of Nexicon common stock during the five consecutive trading days immediately following notice of Nexicon's intent to make a draw down under the 2005 Standby Equity Distribution Agreement. In addition, Cornell Capital Partners is entitled to retain 5% of the proceeds raised by Nexicon under the 2005 Standby Equity Distribution Agreement. Cornell Capital Partners intends to sell any shares purchased under the 2005 Standby Equity Distribution Agreement at the then-prevailing market price.

         Based on Nexicon's recent stock price of $0.026 per share, Nexicon would have to issue to Cornell Capital Partners 777,000,777 shares of its common stock in order to draw down the entire $20,000,000 available to Nexicon under the 2005 Standby Equity Distribution Agreement. We are registering 164,000,000 shares of our common stock under the 2005 Standby Equity Distribution Agreement. As of July 7, 2005, Nexicon had 123,393,902 shares of common stock issued and outstanding.

Common Stock Offered                                             205,828,496 shares by selling stockholders

Offering Price                                                   Market price

Common Stock Outstanding Before the Offering                     123,393,902 shares (as of July 7, 2005)

Use of Proceeds                                                  We will not receive any proceeds of the shares offered by the selling stockholders. Any proceeds we receive from the sale of common stock under the 2005 Standby Equity Distribution
                                                                 Agreement will be used for general corporate and working
                                                                 capital purposes. See "Use of Proceeds" below

Risk Factors                                                     The  securities  offered hereby involve a high degree of risk and immediate  substantial  dilution.  See "Risk Factors" and
                                                                 "Dilution"

Over-the-Counter Bulletin Board Symbol                           "NXCN.OB"

                          SUMMARY FINANCIAL INFORMATION

         The following is a summary of Nexicon's financial statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with Nexicon's financial statements and the notes thereto. Certain amounts presented in the previous years' financial statements have been reclassified to conform to the current year presentation.

                         CONSOLIDATED BALANCE SHEET DATA
                                FOR NEXICON, INC.

                                                       For The Three   For The Three
                                                        Months Ended    Months Ended
                                                       March 31, 2005  March 31, 2004   December 31,    December 31,
                                                         (Unaudited)     (Unaudited)        2004             2003
                                                        ------------    ------------    ------------    ------------

CURRENT ASSETS
  Cash                                                  $    596,732    $     97,412    $      5,874    $      9,299
  Restricted cash                                             11,075              --          23,688              --
  Receivables, net of allowance for doubtful
    accounts of $2,364 as of March 31, 2005;  and
    accounts of $40,297 as of December 31, 2004               59,098              --          11,813              --
  Receivables - trade                                             --              --              --              --
  Receivables - related parties                                8,369              --           8,325              --
  Receivables - ACC                                               --              --          64,036         139,752
  Receivable - AIC                                            54,674         148,003              --              --
  Interest receivable - AIC                                      382              --              --              --
  Financing costs                                            117,600              --         117,600              --
    Prepaid expense                                            3,552              --             269              --
                                                        ------------    ------------    ------------    ------------
      Total current assets                                   851,482         245,415         231,605         149,051
                                                        ------------    ------------    ------------    ------------

PROPERTY AND EQUIPMENT, net of accumulated
   depreciation of $136,508 as of March
   31, 2005; of $1,803 as of March 31, 2004;
   of $127,196 as of December 31, 2004; of
   $1,269 as of December 31, 2003                             13,757           3,466          24,628           1,600
                                                        ------------    ------------    ------------    ------------

OTHER ASSETS
  Financing cost, net                                         13,000              --          42,400              --
  Investment in Mercury                                      147,851              --         147,851              --
  Deposit                                                      3,649           1,905           7,087           1,905
                                                        ------------    ------------    ------------    ------------
      Total other assets                                     164,500           1,905         197,338              --
                                                        ------------    ------------    ------------    ------------

                                                        $  1,029,739    $    250,786    $    453,571    $    152,556
                                                        ============    ============    ============    ============

     LIABILITIES AND STOCKHOLDERS' (DEFICIT)
CURRENT LIABILITIES
  Accounts payable and accrued expenses                 $    660,814    $    287,217    $    664,388    $    281,968
  Accounts payable - related party                                --              --              --              --
  Notes payable - related party                                   --           1,000              --           1,000
  Notes payable - Cornell Partners                         1,150,000              --         150,000              --
  Notes and interest payable - related party                      --              --              --              --
  Interest payable -  related party                               --              --              --              --
  Accrued interest - Cornell Partners                         32,441              --              --              --
  Accrued expenses - shareholders                            381,738              --         399,337              --
  Accrued expenses - related party                                --         332,968              --         300,000
  Deferred gain                                               37,563         122,641          46,925         122,641
  Net Liabilities of Discontinued Operations                 362,605              --              --              --
                                                        ------------    ------------    ------------    ------------

      Total current liabilities                            2,625,161         743,826       1,260,650         705,609
                                                        ------------    ------------    ------------    ------------

CONVERTIBLE DEBENTURES                                       405,000              --         425,000              --
                                                        ------------    ------------    ------------    ------------

                                                        ------------    ------------    ------------    ------------
NET LIABILITIES OF DISCONTINUED OPERATIONS                        --         202,152         379,171         208,337
                                                        ------------    ------------    ------------    ------------

STOCKHOLDERS' (DEFICIT)
    Common stock, $0.001 par value, 500,000,000
    shares authorized, 111,282,238 shares issued
    and outstanding as of March 31, 2005;
    91,751,764 issued and outstanding as of March 31,
    2004; 119,494,238 shares issued and outstanding
    as of December 31, 2004; 85,715,931 shares
    issued and outstanding as of December 31, 2003           111,283          91,752         119,494          85,716
  Additional paid-in capital                              13,016,190       8,776,132      12,719,552       7,697,969
  Treasury stock, 15,000,000 shares at par value              15,000              --              --              --
  Deferred stock compensation                               (285,374)       (123,250)       (543,996)             --
  Stock subscription receivable                           (2,800,000)     (2,800,200)     (2,800,000)     (2,800,000)
  Accumulated (deficit)                                  (12,213,949)     (6,639,826)    (11,233,530)     (5,745,075)
                                                        ------------    ------------    ------------    ------------
                                                          (2,156,850)       (695,192)     (1,738,480)       (761,390)

Other comprehensive income:
  Currency translation adjustment                            156,428              --         127,230              --
                                                        ------------    ------------    ------------    ------------
                                                          (2,000,422)        253,786      (1,611,250)       (761,390)
                                                        ------------    ------------    ------------    ------------
                                                        $  1,029,739    $    253,786    $    453,571    $    152,556
                                                        ============    ============    ============    ============

         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                                FOR NEXICON, INC.

                                                     Three Months      Three Months
                                                    Ended March 31,   Ended March 31,   For the Year     For the Year
                                                         2005              2004        Ended December   Ended December
                                                     (Unaudited)        (Unaudited)         2004             2003
                                                    --------------    --------------    --------------    --------------
Revenues                                            $       32,059    $           --    $      495,990    $           --
                                                    --------------    --------------    --------------    --------------
Cost of Goods Sold                                              --                --           355,766                --
                                                    --------------    --------------    --------------    --------------
Gross Profit                                                    --                --           140,224                --
                                                    --------------    --------------    --------------    --------------

Other Costs and Expenses
Cost of goods sold                                         121,399                --                --                --
General and administrative expenses                        515,537           560,881         1,471,697           723,527
Research and development                                        --                --            75,138                --
Purchased research and development                              --                --         1,503,260                --
Non-cash  stock  compensation  - general  and
administrative                                             258,622           248,250         1,850,105                --
Loss on asset impairment                                        --                --                --         4,500,000
                                                    --------------    --------------    --------------    --------------
                                                                                             4,900,200         5,223,527

(Loss) from operations                                    (863,499)         (809,131)       (4,759,976)       (5,223,527)
                                                    --------------    --------------    --------------    --------------

Other income (expense):
  Interest income                                            1,367                --             7,510             5,100
  (Loss) on sale of  assets  of  discontinued
  operations                                               (14,110)               --                --                --
  Interest expense                                         (23,649)             (571)             (771)           (2,603)
  Interest expense - non-cash                              (29,400)               --           (85,200)               --
  Gains  on sale of  assets  of  discontinued
  operations                                                    --                --            75,716            53,897
                                                    --------------    --------------    --------------    --------------
                                                           (65,792)             (571)           (2,745)           56,394

(Loss) Before Income Taxes (Benefit)                      (929,291)         (809,702)       (4,762,721)       (5,167,133)

Income tax (benefit)                                       (17,000)          (29,000)         (247,000)           99,000
                                                    --------------    --------------    --------------    --------------
Loss before discontinued operations                       (912,291)         (780,702)       (4,515,721)       (5,266,133)

Discontinued operations:
Net (loss) from discontinued operations, net
  of income taxes of $17,000 and
  $29,000 respectively for the three months
  ended March 31, 2005 and 2004, respectively;
  and of income taxes (benefit) of $(247,000) and
  $99,000 respectively for the year ended
  December 31, 2004 and 2003,
  respectively                                             (68,128)         (114,049)         (972,734)          362,770
                                                    --------------    --------------    --------------    --------------
Net (loss)                                                (980,419)         (894,751)       (5,488,455)       (4,903,363)

Other comprehensive income
  Foreign currency translation adjustment                   29,198                --            44,322                --
                                                    --------------    --------------    --------------    --------------
Net comprehensive (loss)                            $     (951,221)   $     (894,751)   $   (5,444,133)   $   (4,903,363)
                                                    ==============    ==============    ==============    ==============

Weighted average shares
                                                    --------------    --------------    --------------    --------------
  outstanding (basic and diluted)                      120,011,970        89,892,030        96,573,504        34,499,292
                                                    ==============    ==============    ==============    ==============

Net (loss) per common share
  (Loss) from operations                            $        (0.01)   $        (0.01)   $        (0.05)   $        (0.13)
  Income from discontinued operations                           --                --             (0.01)            (0.01)
  Foreign currency translation adjustment                       --                --                --                --
                                                    --------------    --------------    --------------    --------------
                                                    $        (0.01)   $        (0.01)   $        (0.06)   $        (0.12)
                                                    ==============    ==============    ==============    ==============

                                  RISK FACTORS

         NEXICON IS SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM ITS BUSINESS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE NEXICON'S COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, NEXICON'S BUSINESS, FINANCIAL CONDITION, AND/OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF NEXICON'S COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

We Have Historically Lost Money and Losses May Continue In The Future, Which Could Have a Significant Negative Impact On Our Financial Conditions

         We have historically lost money. The Company has experienced losses from operations. For the three months ended from operations March 31, 2005, we incurred a net loss of $951,221. In the years ended December 31, 2004 and 2003, we had net losses from operations of $5,488,455 and $4,903,363, respectively. In addition, in 2003, the Company was subject to legal action related to its or its subsidiary's sale of cigarettes online in the City of New York, and the States of California, Washington, Oregon, Vermont and Texas. All of the suits, except the civil action with the City of New York, were settled in 2004. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because historically our operations have not been profitable. Our ability to continue as a going concern will be dependent upon our ability to draw down on the 2005 Standby Equity Distribution Agreement which we have entered into with Cornell Capital Partners. If we incur any problems in drawing down on the 2005 Standby Equity Distribution Agreement, we may experience significant liquidity and cash flow problems. If we are not successful in reaching and maintaining profitable operations, we may not be able to attract sufficient capital to continue our operations. Our inability to obtain adequate financing will result in the need to curtail business operations and will likely result in a lower stock price.

We Have Been the Subject Of A Going Concern Opinion From Our Independent Auditors, Which Means That We May Not Be Able To Continue Operations Unless We Obtain Additional Funding

         Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years ended December 31, 2004 and 2003 financial statements, which states that Nexicon has suffered recurring losses from operations and has working capital and stockholder deficits. These factors raise substantial doubt about the Company's ability to continue as a going concern. Those conditions continued through the first quarter of 2005 resulting in operating losses and liquidity shortages, including default conditions on certain notes payable and judgments payable to creditors.

         The accompanying financial statements have been presented assuming that Nexicon will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the three months ended March 31, 2005, the Company incurred a net loss of $951,221. At March 31, 2005, the Company has a working capital deficit of $1,773,679, and a stockholders' deficit of $2,000,422. Management anticipates that Nexicon will incur net losses for the immediate future, and expect Nexicon's operating expenses to increase significantly, and, as a result, Nexicon will need to generate monthly revenue if it is to continue as a going concern. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. The Company purchased a wholly-owned subsidiary, Pluto and through its Charon Billing and Operational Support System sales, in conjunction with ComSecure(C) Controller sales, through its wholly-owned subsidiary OSSI, hopes to attain profitable operations. Our financial statements which accompany this prospectus do not include any adjustments that might result from the outcome of this uncertainty.

We Will Need To Raise Additional Capital To Finance Operations, Which Will Potentially Dilute The Value Of Our Shareholders' Shares

         We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowings, including the 2005 Secured Convertible Debentures, sale of common stock to third parties and funds provided by certain officers and directors. We cannot assure you that new financing, whether from external sources or related parties, will be available if needed or on favorable terms to our Company. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. We will need to raise additional capital to fund our anticipated future expansion. Any additional financing may involve dilution to our then-existing shareholders, which could result in a decrease in the price of our shares.

         We are dependent upon external financing to fund our operations. Our financing needs are expected to be provided, in large part, by our 2005 Standby Equity Distribution Agreement with Cornell Capital Partners. The amount of each advance under the 2005 Standby Equity Distribution Agreement is subject to a maximum amount equal to $300,000 every seven trading days. Because of this maximum advance restriction, we may not be able to access sufficient funds when needed. If the market price of our shares of common stock declines, we would be required to issue more shares of common stock in order to draw down the same dollar amount of an advance than if our stock price were higher.

We Are Subject To A Working Capital Deficit, Which Means That Our Current Assets On March 31, 2004 Were Not Sufficient To Satisfy Our Current Liabilities

         We had a working capital deficit of $1,773,679 of March 31, 2005, which means that our current liabilities exceeded our current assets on March 31, 2005 by $1,773,679. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on March 31, 2005, were not sufficient to satisfy all of our current liabilities on that date.

Our Obligations Under The 2005 Secured Convertible Debentures Are Secured By All of Our Assets Which Cause Our Operations To Cease If We Default

         Our obligations under the 2005 Secured Convertible Debentures issued to Cornell Capital Partners are secured by substantially all of our assets. As a result, if we default under the terms of the 2005 Secured Convertible Debentures, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cease operations of our business.

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2 million (if the issuer has been in continuous operation for at least three years) or $5 million (if in continuous operation for less than three years), or with average revenues of less than $6 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly, Which May Affect Our Shareholders' Ability To Sell Shares Of Our Common Stock

         Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. These factors may negatively impact our shareholders' ability to sell shares of our common stock.

We Are Subject To Price Volatility Due To Our Operations Materially Fluctuating; As A Result, Any Quarter-To-Quarter Comparisons In Our Financial Statements May Not Be Meaningful

         As a result of the evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. These factors that may cause our quarterly results to fluctuate include, among others:

      o     our ability to retain existing clients and customers;

      o     our ability to attract new clients and customers at a steady rate;

      o     our ability to maintain client satisfaction;

      o     the extent to which our products gain market acceptance;

      o     the timing and size of client and customer purchases;

      o     introductions of products and services by competitors;

      o     price competition in the markets in which we compete;

      o     our ability to attract, train, and retain skilled management; and

      o the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, and infrastructure.

We May Not Be Able To Compete Effectively In Markets Where Our Competitors Have More Resources

         Many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than Nexicon. Based on total assets and annual revenues, we are significantly smaller than many of our competitors. Similarly, we compete against significantly larger and better-financed companies in our business. We may not successfully compete in any market in which we conduct business currently or in the future. The fact that we compete with established competitors who have substantially greater financial resources and longer operating histories than us, enables them to engage in more substantial advertising and promotion and attract a greater number of customers and business than we currently attract. While this competition is already intense, if it increases, it could have an even greater adverse impact on our revenues and profitability.

We Could Fail To Attract or Retain Key Personnel And Will Be Harmed If Any Or All Of Them Leave

         Our success largely depends on the efforts and abilities of key executives and consultants, including Richard Urrea, our Chief Executive Officer, President and sole director. The loss of the services of Mr. Urrea could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on Mr. Urrea.

                         RISKS RELATED TO THIS OFFERING

Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 123,393,902 shares of common stock outstanding as of July 7, 2005, 54,653,438 shares are, or will be, freely tradable without restrictions.

         Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, there will be an additional 200,000,000 shares of common stock outstanding. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement.

Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under The 2005 Standby Equity Distribution Agreement And The Conversion Of The 2005 Secured Convertible Debentures

         The sale of shares pursuant to the 2005 Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. At a recent stock price of $0.026 we would have to issue 777,000,777 shares of common stock to draw down the entire $20,000,000 available to us under the 2005 Standby Equity Distribution Agreement. We are only registering 164,000,000 shares of our common stock under the 2005 Standby Equity Distribution Agreement in the accompanying registration statement. These shares would represent approximately 56.67% of our outstanding common stock upon issuance. Additionally, we are registering an additional 36,000,000 shares underlying the 2005 Secured Convertible Debentures, which Cornell Capital Partners may in the future convert into shares of our common stock.

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

         The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 200,000,000 shares of common stock, the number of shares being registered in this offering which are not currently outstanding, may be sold. Such sales may cause our stock price to decline.

Cornell Capital Partners Will Pay Less Than The Then-Prevailing Market Price And Will Have An Incentive To Sell Its Shares

         Cornell Capital Partners will purchase shares of our common stock pursuant to the 2005 Standby Equity Distribution Agreement at a purchase price that is less than the then-prevailing market price of our common stock. Cornell Capital Partners will have an incentive to immediately sell any shares of Nexicon common stock that it purchases pursuant to the 2005 Standby Equity Distribution Agreement to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell Capital Partners sells its common stock, our common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

The Sale Of Material Amounts Of Common Stock Under The Accompanying Registration Statement Could Encourage Short Sales By Third Parties

         The significant downward pressure on our stock price caused by the sale of a significant number of shares under the 2005 Standby Equity Distribution Agreement could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

The Price You Pay In This Offering Will Fluctuate

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

The Issuance Of Shares Of Common Stock Under This Offering Could Result In A Change Of Control

         We are registering 205,828,496 shares of common stock in this offering. These shares represent approximately 41.16% of our authorized capital stock and would upon issuance represent approximately 63.6% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering.

                           FORWARD-LOOKING STATEMENTS

Forward-Looking Statements

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. A description of each selling stockholder's relationship to Nexicon and how each selling stockholder acquired or will acquire the shares to be sold in this offering is detailed in the information following this table.

                                               Percentage
                                                   of             Shares to be                                Percentage of
                                Shares         Outstanding       Acquired under                                Outstanding
                             Beneficially        Shares            the Standby                                   Shares
                                Owned         Beneficially           Equity                                   Beneficially
         Selling                Before        Owned Before        Distribution       Shares to be Sold         Owned After
        Stockholder            Offering       Offering (1)          Agreement         in the Offering           Offering

---------------------------
Cornell Capital Partners,
LP                          6,157,355 (2)             4.99%      164,000,000 (3)          200,000,000(4)                    0%
Teigland Eiendom AS         1,117,043 (5)             0.91%                      0             1,117,043                    0%
Mercury Mobile AS             827,820 (6)             0.67%                      0               827,820                    0%
Coffin Partners, LLC          818,000 (7)             0.67%                      0               818,000                    0%
Frank Mjos                    656,250 (8)             0.53%                      0               656,250                    0%
Toman Invest AS               388,500 (9)             0.31%                      0               388,500                    0%
Tommy Stiansen               362,500 (10)             0.29%                      0               262,500                    0%
Reidar Asphaug               262,500 (11)             0.21%                      0               262,500                    0%
Svein Erik Fauskanger        262,500 (12)             0.21%                      0               262,500                    0%
Eiendomsgruppen Vest AS      242,498 (13)             0.20%                      0               242,498                    0%
Holberg Norden               235,200 (14)             0.19%                      0               235,200                    0%
Holberg Norge                216,972 (15)             0.18%                      0               216,872                    0%
Nordea Liv Norge AS          155,400 (16)             0.13%                      0               155,400                    0%
Holberg @                    133,980 (17)             0.11%                      0               133,980                    0%
Tommy Eide                        105,000                 *                      0               105,000                    0%
Lie Invest AS                      38,850                 *                      0                38,850                    0%
Rune Svendsen                      34,965                 *                      0                34,965                    0%
Jens Petter Teigland               31,248                 *                      0                31,248                    0%
Vest Kapital AS                    26,250                 *                      0                26,250                    0%
Anders Giske                        7,770                 *                      0                 7,770                    0%
Eivind Boe                          5,250                 *                      0                 5,250                    0%
                             ---------------- ------------------ ------------------ ------------------------ ------------------

TOTAL                          12,085,851             9.79%                    0             205,828,496                  0%
                             ---------------- ------------------ ------------------ ------------------------ ------------------

*   Less than 0.01%.


(1) Applicable percentage of ownership is based on 123,393,902 shares of common stock outstanding as of July 7, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of July 7, 2005. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of July 7, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.


(2) Includes 1,086,957 common shares held by Cornell Capital Partners that are currently outstanding and 5,070,398 under the 2005 Secured Convertible Debentures held by Cornell Capital Partners that are convertible into shares of common stock within 60 days of July 7, 2005. The terms of the 2005 Secured Convertible Debentures held by Cornell Capital Partners provide that, except upon an event of default or at maturity, in no event shall Cornell Capital Partners be entitled to convert the 2005 Secured Convertible Debentures for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by Cornell Capital Partners and its affiliates to exceed 4.99% of the total outstanding shares of Nexicon following such conversion.


(3) We are registering 164,000,000 shares of common stock to be resold by Cornell Capital Partners under the 2005 Standby Equity Distribution Agreement.


(4) The total amount of shares to be sold in the offering by Cornell Capital Partners is comprised of: (a) 36,000,000 shares which are being registered pursuant to the 2005 Secured Convertible Debentures in the aggregate principal amount of $380,000; and (b) 164,000,000 shares under the Standby Equity Distribution Agreement. Please note that the terms of the 2005

     Secured Convertible Debentures held by Cornell Capital Partners provide that, except upon an event of default or at maturity, in no event shall Cornell Capital Partners be entitled to convert the 2005 Secured Convertible Debentures for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by Cornell Capital Partners and its affiliates to exceed 4.99% of the total outstanding shares of Nexicon following such conversion. Please also note that for the 2005 Secured Convertible Debentures conversion, we are assuming a market price of $0.026 per share.


(5) Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto Communications, AS ("Pluto"). Mr. Jens Petter Teigland makes all investment decisions on behalf of the company.


(6) Acquired its shares in connection with November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Olav Berg makes all investment decisions on behalf of the company.


(7) Acquired its shares between November 2004 and June 2005 in connection with a consulting contract. Crocker Colson makes all investment decisions on behalf of the company.


(8) Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Mijos makes all of his own investment decisions.


(9) Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Tom Adolfsen makes all investment decisions on behalf of the company.


(10) Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto, and 100,000 shares on June 7, 2005 as non-cash stock compensation . Mr. Stiansen makes all of his own investment decisions.


(11) Acquired 262,500 shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Asphaug makes all investment decisions on behalf of the trust.


(12) Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Fauskanger makes all his own investment decisions.


(13) Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Tommy Eide makes all investment decisions on behalf of the company.


(14) Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Hogne Tyss0y makes all investment decisions on behalf of the company.


(15) Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Hogne Tyss0y makes all investment decisions on behalf of the company.


(16) Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Egil Herman Sjursen makes all investment decisions on behalf of the company.


(17) Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Hogne Tyss0y makes all investment decisions on behalf of the company.


Shares Acquired In Financing Transactions With Cornell Capital Partners

         Cornell Capital Partners, LP is the investor under the 2005 Standby Equity Distribution Agreements and the holder of the 2005 Secured Convertible Debentures, all as described below. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the Managing Member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with Nexicon. These transactions are described below.

         2004 Transactions

         We entered into the following financing agreements with Cornell Capital Partners in 2004, all of which have since been mutually terminated pursuant to the Termination Agreement described below:

      o The 2004 Securities Purchase Agreement. On May 5, 2004, we entered into a Securities Purchase Agreement with Cornell Capital Partners (the "2004 Securities Purchase Agreement"). Pursuant to the Securities Purchase Agreement, Nexicon could sell to Cornell Capital Partners, and Cornell Capital Partners could purchase from Nexicon, up to $500,000 worth of secured convertible debentures pursuant to the terms contained in the secured debentures we issued in 2004. The 2004 Securities Purchase Agreement, along with all other financing agreements that we entered into with Cornell Capital Partners, were mutually terminated by Nexicon and Cornell Capital Partners pursuant to that certain Termination Agreement dated June 23, 2005, a copy of which is being filed as an exhibit to this prospectus (the "Termination Agreement").

      o The 2004 Standby Equity Distribution Agreement. On March 23, 2004, we entered into the 2005 Standby Equity Distribution Agreement with Cornell Capital Partners (the "2004 Standby Equity Distribution Agreement"). Pursuant to the 2004 Standby Equity Distribution Agreement, we could, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the 2004 Standby Equity Distribution Agreement, Cornell Capital Partners would pay Nexicon 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners would retain a fee of 5% of each advance under the 2004 Standby Equity Distribution Agreement. In connection with the 2004 Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 490,000 shares of our common stock issued on June 14, 2004. The Company has drawn down an amount equal to $1,650,000 under the 2004 Standby Equity Agreement. The 2004 Standby Equity Distribution Agreement was mutually terminated by Nexicon and Cornell Capital Partners pursuant to the Termination Agreement.

      o The 2004 Secured Convertible Debentures (Refinanced as the 2005 Secured Convertible Debentures). The 2004 Secured Convertible Debentures accrued interest at 5% per annum and were secured by a security agreement covering substantially all business assets. Principal plus accrued interest was either payable in full two years after the date of issue, or convertible at the holder's option, into shares of the Company's common stock. The conversion provision entitled the holder at any time, and from time to time, to convert all or any part of the principal plus accrued interest into the Company's $0.001 par value common stock, at a per share price equal to the lesser of an amount equal to (i) 120% of the quoted closing bid price of the stock on the date of the debenture, or (ii) 80% of the lowest quoted closing bid price during the five trading days immediately preceding the conversion date. Interest was payable at maturity or conversion, either in cash or shares of the Company's common stock, at the holder's option. Cornell Capital Partners purchased a Secured Convertible Debenture in the principal amount of $250,000 from Nexicon on May 5, 2004, and a second Secured Convertible Debenture in the principal amount of $250,000 on August 12, 2004 (the "2004 Secured Convertible Debentures"). Both 2004 Secured Convertible Debentures were mutually terminated by Nexicon and Cornell Capital Partners pursuant to the Termination Agreement. However, the principal amount of $250,000 under the 2004 Secured Convertible Debenture issued on August 12, 2004 and an amount equal to $130,000 under the 2004 Secured Convertible Debenture issued on May 5, 2004 were refinanced as the 2005 Secured Convertible Debenture that Nexicon and Cornell Capital Partners entered into on July 7, 2005, the terms of which are described below.

      Pursuant to that certain Registration Statement on Form SB-2, which we filed with the United States Securities and Exchange Commission on August 4, 2004 (File No. 333-116409) (the "2004 Registration Statement"), we registered 69,000,000 shares under the 2004 Standby Equity Distribution Agreement and 490,000 shares issued to Cornell Capital Partners as a one-time commitment fee pursuant to the 2004 Standby Equity Distribution Agreement.

      2005 Transactions

      We entered into the following financing agreements with Cornell Capital Partners in 2005:

      o The 2005 Securities Purchase Agreement. On July 5, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners (the "2005 Securities Purchase Agreement"), dated and effective as of June 24, 2005. Pursuant to the 2005 Securities Purchase Agreement, Nexicon may sell to Cornell Capital Partners, and Cornell Capital Partners may purchase from Nexicon, up to $380,000 worth of secured convertible debentures pursuant to the terms contained in the 2005 Secured Convertible Debentures described below.

      o The 2005 Standby Equity Distribution Agreement. On July 5, 2005, we entered into the 2005 Standby Equity Distribution Agreement with Cornell Capital Partners, dated and effective as of June 24, 2005 (the "2005 Standby Equity Distribution Agreement"). Pursuant to the 2005 Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the 2005 Standby Equity Distribution Agreement, Cornell Capital Partners will pay Nexicon 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the 2005 Standby Equity Distribution Agreement. In light of the limitations contained in the 2005 Standby Equity Distribution Agreement, we would need to submit a $300,000 advance request approximately every six trading days for 24 months in order to attain the full $20,000,000 available under the 2005 Standby Equity Distribution Agreement; however, we do not currently have sufficient shares given the current price of our stock to permit the delivery of the securities required to obtain the maximum $20,000,000 available under the 2005 Standby Equity Distribution Agreement.

      o The 2005 Secured Convertible Debenture (the Refinanced 2004 Secured Convertible Debentures). On July 5, 2004, the Company issued the 2005 Secured Convertible Debenture, effective as of June 24, 2005, in the principal amount of $380,000 (the "2005 Secured Convertible Debenture"). The Company refinanced the outstanding principal under the 2004 Secured Convertible Debentures as the 2005 Secured Convertible, which is convertible at the holder's option any time up to maturity at a conversion price per share equal to $0.01. At maturity, the remaining unpaid principal and accrued interest under the 2005 Secured Convertible Debenture shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to $0.01. The 2005 Secured Convertible Debenture is secured by substantially all of Nexicon's assets, and accrues interest at a rate of 5% per year and has a 2-year term. The 2004 Secured Convertible Debentures were mutually terminated by Nexicon and Cornell Capital Partners pursuant to the Termination Agreement; however, the principal amounts and accrued interest outstanding under the 2004 Secured Convertible Debenture are now subject to the terms and conditions contained in the 2005 Secured Convertible Debentures. We are registering in this offering 36,000,000 shares of common stock underlying the 2005 Secured Convertible Debentures.

      In the registration statement that accompanies this prospectus, 164,000,000 shares are being registered under the Standby Equity Distribution Agreement, 36,000,000 shares are being registered under the Secured Convertible Debentures, and an additional 5,828,496 shares are being registered that we intend to register on behalf of other stockholders.

      Risks Related to Sales by Cornell Capital Partners

      There are certain risks related to sales by Cornell Capital Partners, including:

      o The outstanding shares are issued based on a discount to the market price. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater chance that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of our common stock.

      o To the extent Cornell Capital Partners sells its common stock, our common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress our stock price.

      o The significant downward pressure on the price of our common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by third parties. This could place further downward pressure on the price of our common stock.

Shares Acquired by Other Selling Stockholders

      o Teigland Eiendon, As. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto Communications, AS ("Pluto"). Mr. Jens Petter Teigland makes all investment decisions on behalf of the company.

      o Mercury Mobile, As. Acquired its shares in connection with November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Olav Berg makes all investment decisions on behalf of the company.

      o Coffin Partners, LLC. Acquired its shares between November 2004 and June 2005 in connection with a consulting agreement. Crocker Colson makes all investment decisions on behalf of the company.

      o Frank Mjos. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Mijos makes all of his own investment decisions.

      o Toman Invest AS. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Tom Adolfsen makes all investment decisions on behalf of the company.

      o Tommy Stiansen. Acquired 262,500 shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto, and 100,000 shares on June 7, 2005 in connection with non-cash stock compensation. Mr. Stiansen makes all of his own investment decisions.

      o Reider Asphaug. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Asphaug makes all investment decisions on behalf of the trust.

      o Svein Erik Fauskanger. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Fauskanger makes all his own investment decisions.

      o Eiendomsgruppen Vest AS. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Tommy Eide makes all investment decisions on behalf of the company.

      o Holdberg Nordern. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Hogne Tyss0y makes all investment decisions on behalf of the company.

      o Holdberg Norge. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Hogne Tyss0y makes all investment decisions on behalf of the company.

      o Nordea Liv Norge AS. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Egil Herman Sjursen makes all investment decisions on behalf of the company.

      o Holdberg @. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Hogne Tyss0y makes all investment decisions on behalf of the company.

      o Tommy Eide. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. He makes all his own investment decisions.

      o Lie Invest AS. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Odd Bremnes makes all investment decisions on behalf of the company.

      o Rune Svendsen. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. He makes all his own investment decisions.

      o Jens Petter Teignland. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Teignland makes all his own investment decisions.

      o Vest Kapital AS. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Olav Berg makes all investment decisions on behalf of the company.

      o Anders Giske. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Giske makes all his own investment decisions.

      o Eivind Boe. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Boe makes all his own investment decisions.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 99% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date.

         For illustrative purposes, Nexicon has set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000 plus a 5% retainer payable to Cornell Capital Partners under the Standby Equity Distribution Agreement. The figures below are estimates only, and may change due to various factors, including the timing of receipt of the proceeds.

SOURCE OF PROCEEDS:
-------------------

Gross Proceeds:                         $  5,000,000    $ 10,000,000    $ 20,000,000
  Less: 5% retainage                        (250,000)       (500,000)     (1,000,000)
  Less Offering expenses                     (85,000)        (85,000)        (85,000)
                                        ------------    ------------    ------------
Net Proceeds                            $  4,665,000    $  9,415,000    $ 18,915,000
                                        ============    ============    ============
USE OF PROCEEDS:
----------------

General Corporate and Working Capital      4,665,000       9,415,000      18,915,000
                                        ------------    ------------    ------------

Total                                    $$4,665,000    $  9,415,000    $ 18,915,000
                                        ============    ============    ============

                                    DILUTION

         The net tangible book value of Nexicon as of March 31, 2005 was ($1,595,422) or ($0.013481) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Nexicon (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Nexicon, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $0.02574, which is 99% of a recent share price of $0.026.

         If we assume that Nexicon had issued 164,000,000 shares of common stock (i.e., the maximum number of shares registered in this offering) at an assumed offering price of $0.025740 per share, less commitment fees of $211,068 and $85,000 of other offering expenses, our net tangible book value as of March 31, 2005 would have been $2,329,870 or $0.008252 per share. Note that at an offering price of $0.02574 per share, Nexicon would receive gross proceeds of $4,221,360. This represents an immediate increase in net tangible book value to existing shareholders of $0.021733 per share and an immediate dilution to new shareholders of $0.017488 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                      $0.024750
Net tangible book value per share before this offering    ($0.013481)
Increase attributable to new investors                     $0.0217330
                                                          -----------
Net tangible book value per share after this offering                        $0.008252
                                                                             ---------
Dilution per share to new shareholders                                       $0.017488
                                                                             =========

         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:



       ASSUMED             NO. OF SHARES TO BE      DILUTION PER SHARE TO
    OFFERING PRICE               ISSUED(1)              NEW INVESTORS
    --------------               ---------              -------------

      $0.024750                164,000,000              $0.0174800
      $0.019305                164,000,000              $0.0146040
      $0.012870                164,000,000              $0.0117200
      $0.006435                164,000,000              $0.0088358


---------------------
(1) Nexicon is registering 164,000,000 shares under the 2005 Standby Equity Distribution Agreement.

                    THE STANDBY EQUITY DISTRIBUTION AGREEMENT


         Overview.

         As described above, we entered into the 2005 Standby Equity Distribution Agreement with Cornell Capital Partners, LP on June 24, 2005.


         The 2005 Standby Equity Distribution Agreement.

         On July 7, 2005, we entered into the 2005 Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the 2005 Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the 2005 Standby Equity Distribution Agreement, Cornell Capital Partners will pay Nexicon 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners is entitled to retain a fee of 5% of each advance under the 2005 Standby Equity Distribution Agreement.

         Pursuant to the 2005 Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an "advance". We may not provide advance notice less than six trading days apart and each maximum drawdown of $300,000 per advance is limited to every seven trading days. A closing will be held five trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. The maximum term of the 2005 Standby Equity Distribution Agreement is 24 months.

         We may request advances under the 2005 Standby Equity Distribution Agreement once the underlying shares are registered with the United States Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $20,000,000 or 24 months after the effective date of the accompanying registration statement, whichever occurs first.

         The amount of each advance is limited to a maximum draw down of $300,000 every seven trading days. At a recent stock price of $0.026, we would have to issue 11,655,012 shares of common stock to Cornell Capital Partners to draw down the maximum advance amount of $300,000. The amount available under the 2005 Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances are conditioned upon our registering the shares of common stock with the United States Securities and Exchange Commission.

         In addition, pursuant to the terms of 2005 Standby Equity Distribution Agreement, Cornell Capital Partners may not own more than 9.9% of our outstanding shares of common stock and therefore, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the 2005 Standby Equity Distribution Agreement. In the event that Cornell Capital Partners decides to not sell the shares of our common stock that have been issued to it after they receive an advance from us in order to keep them below 9.9% beneficial ownership, the potential adverse impact on our ability to receive funds under the 2005 Standby Equity Distribution Agreement given Cornell Capital Partners' current 4.99% ownership in Nexicon would be that the we would not have sufficient funds to continue operations beyond September 30, 2005. The maximum dollar amount that we may require Cornell Capital Partners to purchase in a single draw, if Cornell Capital Partners decides not to sell any of its currently held securities, depends on the current price of our stock and the balance of shares to bring Cornell Capital Partners to the 9.9% ownership limitation.

         Accordingly, if we are unable to draw down sufficient funds under the 2005 Standby Equity Distribution Agreement, we may be forced to curtail or cease our business operations.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the 2005 Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Based on our recent stock price of $0.026 and that we are registering 164,000,000 shares of our common stock under the 2005 Standby Equity Distribution Agreement in the accompanying registration statement, we could draw down a maximum gross amount of $4,221,360 under the 2005 Standby Equity Distribution Agreement. These 164,000,000 shares would represent approximately 56.67% of our outstanding common stock upon issuance. We are registering 164,000,000 shares of common stock to be resold by Cornell Capital Partners pursuant to 2005 Standby Equity Distribution Agreement.

         There is an inverse relationship between our stock price and the number of shares to be issued under the 2005 Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the 2005 Standby Equity Distribution Agreement for a given advance. The issuance of a larger number of shares under the 2005 Standby Equity Distribution Agreement may result in a change of control. That is, if all or a significant block of such shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to assume control of Nexicon by electing its or their own directors.

         In order for us to utilize the full $20,000,000 available under the 2005 Standby Equity Distribution, it may be necessary for our shareholders to approve an increase in our authorized common stock and for us to register additional shares of common stock. This is currently the case based on our stock price of $0.026 as of July 7, 2005. Nexicon is authorized in its Articles of Incorporation to issue up to 500,000,000 shares of common stock. As of July 7, 2005, Nexicon had 123,393,902 shares of common stock outstanding. Nexicon is registering 164,000,000 shares of common stock hereunder to be issued under the 2005 Standby Equity Distribution Agreement.

         In the event we desire to draw down any available amounts remaining under the 2005 Standby Equity Distribution Agreement after we have issued the 200,000,000 shares being registered in the accompanying registration statement (and assuming we have obtained shareholder approval to increase our authorized common stock), we will have to file a new registration statement to cover such additional shares which we will issue for additional draw downs under the 2005 Standby Equity Distribution Agreement.

         Proceeds under the 2005 Standby Equity Distribution Agreement will be used in the manner set forth in the Section of this Prospectus entitled "Use of Proceeds". We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of advances we intend to draw.

         We are not paying any commitment fees to Cornell Capital Partners, nor any placement agent fees to Newbridge Securities Corporation, under the 2005 Standby Equity Distribution Agreement and the 2005 Placement Agent Agreement, respectively.

         Nexicon is registering 164,000,000 shares of common stock under the 2005 Standby Equity Distribution Agreement pursuant to the accompanying registration statement. The costs associated with this registration, which we estimate to be approximately $85,000 (consisting primarily of professional fees), will be borne by us. There are no other significant closing conditions to draws under the 2005 Standby Equity Distribution Agreement.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders, and with the exception of Cornell Capital Partners as principal or through one or more underwriters, brokers, dealers or agents from time-to-time in one or more transactions (which may involve crosses or block transactions) (i) on the Over-the-Counter Bulletin Board or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the Over-the-Counter Bulletin Board or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of common stock under the 2005 Standby Equity Distribution Agreement. Cornell Capital Partners will pay us 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five consecutive trading days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of each advance under the 2005 Standby Equity Distribution Agreement. The 1% purchase price discount and the 5% retention are both underwriting discounts. We engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the 2004 Standby Equity Distribution Agreement. Pursuant to the 2005 Placement Agent Agreement, Newbridge Securities Corporation provided services consisting of reviewing the terms of the 2005 Standby Equity Distribution Agreement and advising us with respect to those terms. The 2005 Placement Agent Agreement is coterminous with and will terminate upon the same terms as the 2005 Standby Equity Distribution Agreement.

         Cornell Capital Partners was formed in February of 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support our stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

         In consideration of Cornell Capital Partners' execution and delivery of the 2005 Standby Equity Distribution Agreement, Nexicon will indemnify Cornell Capital Partners and all of its officers, directors, partners, employees and agents, from and against any and all actions, causes of actions, suits, claims, losses, costs, penalties, fees, liabilities and damages incurred by the indemnified party as a result of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by Nexicon in the 2005 Standby Equity Distribution Agreement or the 2005 Registration Rights Agreement in connection therewith or any other document contemplated thereby; (ii) any breach of any covenant, agreement or obligation of Nexicon contained in the 2005 Standby Equity Distribution Agreement or the 2005 Registration Rights Agreement executed in connection therewith or any other document contemplated thereby; or
(iii) any cause of action, suit or claim brought against such indemnified party and arising out of or resulting from the execution, delivery, performance or enforcement of the 2005 Standby Equity Distribution Agreement or any document in connection therewith.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all 50 states. In addition, in certain states the shares of common stock in this offering may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all of the expenses incident to the registration, offering, and sale of the shares of common stock to the public hereunder other than commissions, fees, and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. These offering expenses consist of a United States Securities and Exchange Commission registration fee of $629.88 printing and engraving fees and expenses of $2,500, accounting fees and expenses of $20,000, legal fees and expenses of $50,000, and miscellaneous expenses of $11,870.12. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the 2005 Standby Equity Distribution Agreement.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934, as amended, will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the United States Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following information should be read in conjunction with the consolidated financial statements of Nexicon and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis or Plan of Operation and elsewhere in this filing that are not statements of historical or current fact constitute "forward-looking statements."

Going Concern

         The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

         The Company has experienced losses from operations as a result of its investment necessary to achieve its operating plan, which is long-term in nature. For the three months ended March 31, 2005, the Company incurred a net loss of $951,221, and for the year ended December 31, 2004, the Company incurred a net loss from operations of $5,488,455. At March 31, 2005, the Company had a working capital deficit of $1,773,679 and stockholders' deficit of $2,000,422. In addition, in 2003, the Company was subject to legal action related to its or its subsidiary's sale of cigarettes online in the City of New York, and the States of California, Washington, Oregon, Vermont and Texas. All of the suits, except the civil action with the City of New York, were settled in 2004. For the years ended December 31, 2004 and 2003, the Company incurred net losses of $5,488,455 and $4,903,363, respectively. At December 31, 2004, the Company had a working capital deficit of $1,029,045 and a stockholders' deficit of $1,611,250. At December 31, 2003, the Company had a working capital deficit of $556,558 and a stockholders' deficit of $761,390.

         The Company's ability to continue as a going concern is contingent upon its ability to secure financing and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. The Company purchased two wholly-owned subsidiaries, OSSI and Pluto, and through sales of their products the Company anticipates attaining profitable operations.

         Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years ended December 31, 2004 and 2003 financial statements, which states that Nexicon has suffered recurring losses from operations and has working capital and stockholder deficits. These factors raise substantial doubt about the Company's ability to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Critical Accounting Policies

         Nexicon's consolidated financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("GAAP"). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

         Our significant accounting policies are summarized in Note 1 of our consolidated financial statements. While all these significant accounting policies impact its financial condition and results of operations, the Company views certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on the Company's consolidated financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

         Our critical accounting policies are organization, revenue recognition, and deferred offering costs.

Financial Conditions

There is substantial doubt about the ability of Nexicon to continue as a going concern as disclosed in the notes to the December 31, 2004 financial statements filed by Nexicon on Form 10-KSB. Further, the auditors' report which accompanied said financial statements also contained a going concern qualification which called into question our ability to continue as a going concern. As of December 31, 2004, current liabilities exceed current assets by approximately $1,029,045.

Management continues to meet operating deficits primarily through short-term borrowings and is attempting to utilize other debt and non-dilutive equity financing alternatives to sustain operations. Whether such financing will be available as needed and the ultimate form of such financing is uncertain and the effects of this uncertainty could ultimately lead to bankruptcy.

Plan of Operation

In the next 12 months, Nexicon plans to pursue sales of its two products; ComSecure(C) Controller and Charon Billing System by:

      o     Partnering with major integrators.

      o Pursuing product certification and pilot program evaluation contracts.

      o     Continuing funding efforts.

Results of Operations


      Three Months Ended March 31, 2005 Compared With The Three Months Ended March 31, 2004

Revenues during the three months ended March 31, 2005, were $32,059 due to Charon billing system sales ("Billing"), as compared to $0 for the same period in 2004, an increase of $32,059. There were no security or surveillance system ("Security") revenues for the months ended March 31, 2005 or 2004.

Cost of goods sold during the three months ended March 31, 2005 was $121,399 and solely attributable to Billing systems as compared to $0 for the same period in 2004, an increase of $121,399. Cost of goods sold includes the salaries of the individuals dedicated to the Charon billing system. We believe that adding more customers to the Charon system should not increase the cost of goods sold on an ongoing basis.

General and administrative expenses for the first quarter ended March 31, 2005 were $515,537, consisting of $98,043 for Security, $93,295 for Billing and $324,199 for corporate expenses, as compared to $560,881 for the same period last year. The decrease of approximately $45,344 or 8.8% was primarily due to decreases in advertising of $10,653, in professional fees of $113,311 and offset by increases in payroll expense of $36,537, in rent of $13,855, in depreciation of $13,667, in travel of $744 and in utilities, telephone and other miscellaneous expenses of $13,817.

During the three months ended March 31, 2005, the major components of general and administrative expenses were approximately $203,587 in payroll expenses, $205,090 in professional fees, $21,876 in rent, $14,460 in depreciation, $36,829 in travel, $8,892 in telephone, and $24,803 in utilities and other miscellaneous expenses. By comparison, during the three months ended March 31, 2004, the major components of general and administrative expenses were approximately $10,653 in advertising, $167,050 in payroll expenses, $318,401 in professional fees, $8,021 in rent, $793 in depreciation, $36,085 in travel, $6,610 in telephone, $5,554 in general liability insurance and $7,714 in utilities and other miscellaneous expenses.

Other income and expense for the quarter ended March 31, 2005, included interest income of $1,367, loss on sale of assets of discontinued operations of $14,110, non-cash interest expense of $29,400 and interest expense of $23,649. Interest expense of $571 was recorded in the prior year.

Net loss from discontinued operations for the periods ended March 31, 2005 and 2004, were $68,128 and $114,049, respectively, a decrease in loss of $45,921 or 40.3% and was attributable to the Security operations.

      The Company had a net loss from operations of $980,419 for the three months ended March 31, 2005, compared to net loss of $894,751 for the same period last year, an increase of $85,668, or 8.7%. The loss for the three months ended March 31, 2005 consisted of $186,313 related to Billing, $172,643 from Security operations and $621,463 in general corporate expenses. In connection with this, the Company advanced funds in the amount of $233,012 and $166, 922 to its Billing and Security segment operations, respectively, during the three months ended March 31, 2005. The 2004 loss was attributable to Security operations in the amount of $304, 318 and general corporate expenses of $590,433. In connection with this, the Company advanced $319, 707 to its Security segment operations for the period ended March 31, 2004. There were no Billing operations for the three months ended March 31, 2004. The Company recorded a net comprehensive loss of $951,221 for the three months ended March 31, 2005. The difference of $29,198, to arrive at comprehensive income for the period ended March 31, 2005, is comprised of the foreign currency translation adjustment attributable to the Billing segment.

Results of Operations for Year Ended December 31, 2004 Compared To The Year Ended December 31, 2003

Revenues for the year ended December 31, 2004 were $448,510 from network Security operations and $47,480 from Billing operations and were attributable to the sale of a ComSecure System and billing revenues from the Charon Billing system. Revenues for the year ended December 31, 2003 were attributable to the sale of a SatSecure System which has been included in discontinued operations.

Cost of goods sold for the year ended December 31, 2004 was $355,766, consisting of $239,474 for Security and $116,292 related to Billing, and were attributable to the sale of a ComSecure System and billing revenues from the Charon Billing system. Cost of goods sold for the year ended December 31, 2003 were attributable to the sale of a SatSecure System which has been included in discontinued operations.

General and administrative expenses for the year ended December 31, 2004 were $1,471,697, which primarily consisted of $17,961 in advertising, $665,914 in payroll expenses, $396,741 in professional fees, $51,532 in rent, $22,829 in amortization and depreciation, $58,841 bad debt expense, $186,529 in travel expense and $71,350 in miscellaneous other expenses.

General and administrative expenses for the year ended December 31, 2003 were $723,527, which primarily consisted of $10,060 in advertising, $429,721 in payroll expenses, $197,277 in professional fees, $15,666 in rent, $11,012 in amortization and depreciation, $12,500 for website maintenance, $12,232 in travel expense and $35,059 in miscellaneous other expenses.

The increase of $748,170 or 50.8% in general and administrative expenses in the year ended December 31, 2004, was primarily due to the operations of OSSI for the year and to the operations of Pluto for 1.5 months.

Research and development costs for the year ended December 31, 2004, were $75,138 and consist of payroll costs allocated to the development of the ComSecure System, related to the Security segment. For the year ended December 31, 2004, purchased research and development was $1,503,260. The cost was non-cash as common stock was issued in lieu of cash. The Company recorded purchased research and development pursuant to the write down of its investments in Pluto $601,260 and Central Solutions, Inc. $902,000, in excess of the value of the assets acquired. There were no purchased or in-process research and development expenses incurred in 2003.

General and administrative non-cash stock compensation for the year ended December 31, 2004 was $1,850,105. The Company issued stock in lieu of cash for various services included in this was stock issued to employees valued at $760,000 other services were valued at $1,090,105. There was no non-cash stock compensation for 2003.

During the year ended December 31, 2003, the Company recorded a loss on asset impairment related to the purchase of OSSI, as discussed above, in the amount of $4,500,000, which was charged to operations.

Nexicon had an operating loss of $4,759,976 for the year ended December 31, 2004 comprised of $545,026 from Security operations, $202,979 from Billing operations and $4,011,971 from corporate expenses, compared to $5,223,527 corporate loss in the prior year, a decrease of $463,351 or 8.8%.

Other income and expenses for the year ended December 31, 2004, resulted in net expense of $2,745 which included interest income of $7,510, gain on sale of Cyconet of $75,716 offset by interest expense of $771 and non-cash interest expense of $85,200. Other income and expense for the same period last year resulted in net income of $56,394 which included interest income of $5,100, gain on sale of Nexicon's former cigarette business of $53,897 and interest expense of $2,603.

Net income loss from discontinued operations for the year ended December 31, 2004 and 2003 was a loss of $972,734 net of income tax benefit of $247,000 and income of $362,770 net of income tax of $99,000, respectively. This relates primarily to Nexicon's former cigarette business which was sold in July 2003 and in 2004 Nexicon's sale of the SatSecure product line.

      Nexicon had a net loss from operations for the year ended December 31, 2004 of $5,488,455, compared to a net loss of $4,903,363 for the same period last year. The loss for the year ended December 31, 2004 was comprised of $203,338 attributable to the Billing operations, $1,270,760 from Security operations and $4,014,357 from general corporate expenses. In connection with this, the Company advanced funds in the amount of $154,783 and $1,131,417 to its Billing and Security operations, respectively, during the year then ended. The net loss for 2003 was comprised of net income of $14,639 from Security operations acquired in November 2003, and $4,903,363 of general corporate expenses. In connection with this, the Company advanced $17,500 to its Security operations for the period ended December 31, 2003. The comprehensive net loss for the year ended December 31, 2004, was $5,444,133. The difference of $44,332, to arrive at comprehensive income for the period ended December 31, 2004, is comprised of the foreign currency translation adjustment attributable to the Billing segment.

Liquidity And Capital Resources

         For the quarter ended March 31, 2005, cash used in operations was $680,529, as compared to $343,759 for the same period in 2004. For the quarter ended March 31, 2005, cash used in investing activities was $21,499, as compared to $11,949 for same period of 2004. The increase is 2005 was attributable to an increase in the purchase of property and equipment. For the quarter ended March 31, 2005, cash provided by financing activities was $1,280,000, as compared to $443,881 for the same period in 2004. The increase is 2005 was attributable to an increase in proceeds from notes payable. There was a net increase in cash of $578,245 for the quarter ended March 31, 2005, as compared to $88,173. Nexicon had cash-on-hand of $607,807 as of March 31, 2005.

         Nexicon's primary need for cash during the next 12 months are to satisfy current liabilities of $2,262,526, as well as to support Nexicon's current operations. As of March 31, 2005, the Company had a working capital deficit of $1,773,679. Nexicon's current operating expenses are expected to be $250,000 per month, including payroll, rent, utilities and litigation costs. Nexicon in the next twelve months expects to receive the balance of $54,674 of the current receivable from AIC and hopes to attain profitable operations through sales of its ComSecure Controller and Charon billing system. However, Nexicon will need to raise additional capital to finance growth. Such capital is expected to come from the sale of securities, including the sale of common stock under the 2005 Standby Equity Distribution Agreement.

         In March 2004, Nexicon entered into the 2004 Standby Equity Distribution Agreement with Cornell Capital Partners. This agreement replaced the Standby Equity Distribution Agreement entered into in September 2001. Under the 2004 Standby Equity Distribution Agreement, Nexicon was able, at its discretion for up to 2 years, to periodically issue and sell shares of common stock for a total purchase price of $20,000,000. If Nexicon requested an advance under the Standby Equity Distribution Agreement, Cornell Capital Partners would purchase shares of common stock for 99% of the volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. During the year ended December 31, 2004, 2,177,290 shares of the Company's common stock were issued. To date, the Company has drawn down $1,650,000 under the 2004 Standby Equity Distribution Agreement, in exchange for receipt of $1,503,975 paid by Cornell Capital Partner. The 2004 Standby Equity Distribution Agreement was terminated pursuant to the Termination Agreement dated June 23, 2005.

          In addition, in 2004, the Company issued two promissory notes to Cornell Capital Partners totaling $400,000. As of July 7, 2005, the balance was $0 and the accrued interest was $0.

         In May 2004, the Company entered into the 2004 Securities Purchase Agreement, whereby up to $500,000 of secured convertible debentures could have been issued. The 2004 Secured Convertible Debentures accrued interest at 5% per annum. During the year ended December 31, 2004, the Company received net proceeds of $369,323 after payment of expenses in the amount of $130,677, from the sale of these debentures. The Investor converted $75,000 worth of the debentures for 679,855 shares of its common stock.

         On July 5, 2005, the 2004 Secured Convertible Debentures were refinanced as the 2005 Secured Convertible Debenture in the amount of $380,000. At July 7, 2005, the balance of the debentures was $360,000 and the accrued interest was $25,115. The 2005 Secured Convertible Debenture accrues interest at 5% per annum, has a 2-year term and is convertible at the holder's option, any time up to maturity, to a conversion price per share equal to $0.01.

         On July 7, 2005, the Company entered into the 2005 Standby Equity Distribution Agreement. Pursuant to the terms of 2005 Standby Equity Distribution Agreement, Cornell Capital Partners may not own more than 9.9% of our outstanding shares of common stock and therefore, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the 2005 Standby Equity Distribution Agreement. In the event that Cornell Capital Partners decides to not sell the shares of our common stock that have been issued to it after they receive an advance from us in order to keep them below 9.9% beneficial ownership, the potential adverse impact on our ability to receive funds under the 2005 Standby Equity Distribution Agreement given Cornell Capital Partners' current 4.99% ownership in Nexicon would be that the we would not have sufficient funds to continue operations beyond September 30, 2005. The maximum dollar amount that we may require Cornell Capital Partners to purchase in a single draw, if Cornell Capital Partners decides not to sell any of its currently held securities, depends on the current price of our stock and the balance of shares to bring Cornell Capital Partners to the 9.9% ownership limitation.

Recent Accounting Pronouncements

         In December 2004, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation Number 46-R "Consolidation of Variable Interest Entities". FIN 46-R, which modifies certain provisions and effective dates of FIN 46, sets for the criteria to be used in determining whether an investment is a variable interest entity should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that the company should consolidate the controlled entity. The Company currently has no investments that qualify for consolidation under the provisions of FIN 46-R.

         In November 2004, the FASB issued SFAS 151, "Inventory Costs." SFAS 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB 43, Chapter 4, "Inventory Pricing." Paragraph 5 of ARB 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS 151 to have a material impact on the Company's financial statements.

         In December 2004, the FASB issued SFAS 152, "Accounting for Real Estate Time-Sharing Transactions." The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS 66, "Accounting for Sales of Real Estate," for real estate time-sharing transactions. SFAS 152 amends Statement 66 to reference the guidance provided in SOP 04-2. SFAS 152 also amends SFAS 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. Management does not expect adoption of SFAS 152 to have a material impact on the Company's financial statements.

         In December 2004, the FASB issued SFAS 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions." Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on the Company's financial statements.

         In December 2004, the FASB issued SFAS 123(R), "Share-Based Payment." SFAS 123(R) amends SFAS 123, "Accounting for Stock-Based Compensation," and APB Opinion 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company's financial statements.

                             DESCRIPTION OF BUSINESS

Overview

         Nexicon, Inc., A Nevada corporation formerly known as Cyco.net, Inc. (the "Company"), is the successor corporation to AVE, Inc. The Company was an e-commerce business until July 2003 when it sold the assets of its cigarette e-tail business. This decision was made after several states filed civil lawsuits against the New Mexico subsidiary involved in the sale of cigarettes over the Internet. The Company's management felt that although the Company had a meritorious defense it would be much too costly to defend in a court of law. The Company chose to pursue other business opportunities and on November 19, 2003, Nexicon purchased all of the outstanding common stock of Orion Security Services, Inc., a Wisconsin corporation ("OSSI"), in a stock for stock purchase. On November 15, 2004, Nexicon purchased all of the outstanding common stock of Pluto Communications International, AS, a Norwegian corporation ("Pluto"), in a stock for stock purchase. On March 17, 2005, Nexicon agreed to repurchase 15,000,000 shares of the Company's common stock held by Robert Demson in exchange for all right, title, and interest that the Company held in agreements associated with the "SatSecure" technology and to the tradenames "Orion Security Services, Inc.", "OSSI", "Ossi-Secure", "SatSecure", "SatWatch" and "RECON 9000" and all equipment, computers and furniture valued at approximately $15,213.

Core Business

         The Company's wholly owned subsidiaries are OSSI, which provides secure computer network and management solutions and video surveillance systems via satellite communication and Pluto, which provides all-in-one or issue-specific management solutions for computer network control, cyber security, operational support systems and billing systems.

         OSSI's operations are in Oakton, Virginia and it was organized to deliver two products; a new network security and management control system, OSSI ComSecure(C) Controller and an innovative, manned or unmanned, mobile video-voice-data and alarm transfer surveillance system, OSSI SatSecure(C) Surveillance System.

         Pluto's operations are in Oslo, Norway. Pluto has developed a new billing software. The Charon Billing System features low cost ownership, full integration, high volume growth, total control of subscribers at all times and handles the requirements of multinational service providers.

OSSI ComSecure(C) Controller

         The ComSecure(C) Controller is designed to give a global network enterprise full control of all traffic, devices and subscribers within an intellectual property ("IP") network. With Internet inspired threats on the increase, government and commercial enterprises are able to now gain full control of their information technology ("IT") infrastructure, maximizing network performance and simultaneously offering an enhanced user experience. This all-in-one rack mount device changes the way network security and management is accomplished by managing what goes on both inside and outside the network, by eliminating damaging content from ever entering the network and by automating tasks for enhanced network performance.

         By managing and inspecting every IP packet, through all seven layers traversing the network, ComSecure(C) Controller does not allow IP packets containing unauthorized or malicious code to penetrate an enterprise.

         The ComSecure(C) Controller breaks the network processing bottleneck and increases total performance by executing tasks previously performed by firewalls and routers, and by eliminating the need for additional control boxes such as authentication servers, packet shapers, monitoring devices, intrusion detection and protection servers and access control systems.

         The Company is focused on two markets, consisting of the public and private sectors. The Company is working to attempt to establish relationships with key departments and agencies within the U.S. Government and with integrator partners that control the delivery mechanisms to government and commercial clients.

         The ComSecure(C) Controller is a patent pending complete network control device designed to give the administrator full control of all traffic, devices and subscribers in an IP network.

OSSI SatSecure(C) Surveillance System

         OSSI has introduced a surveillance technology in a rugged transceiver board-level design that delivers bi-directional video, audio, alarm/sensor and data transfer between virtually any two locations on earth with exceptional quality in limited bandwidth environments from 9.6 to 384 KBPS. The SatSecure(C) Surveillance System can use a variety of communication channels such as ISDN, IP, PSTN (Public Switched Telephone Networks), INMARSAT SatPhones (64 KBPS) and GSM phones (9.6 KBPS) to transfer and remotely control video, audio, alarm/sensor and data between two units at different locations. As of March 2005, Nexicon no longer sells SatSecure.

Charon Billing System

         The Charon Billing System consists of several standalone modules that can be delivered separately or combined for maximum operational advantages. These modules are grouped into three main brand names CHARON, CERBERUS and MINOS. Each branded module is divided into segments focusing on different markets. Operators and service providers can therefore use our system for other products and services, and bundle products to increase revenue. Each module has capabilities for the respective market segment, enabling it to be adapted to suit several needs for multi-operational products and service.

         The Charon Billing System offers a scalable range of billing and customer care solutions. All systems are tested to ensure they capture and process all detail records at a wide rate. We believe the result is that service providers and network operators can trust Charon Billing Systems and Customer Care Solutions.

         The Charon Billing Systems support the billing processes for mobile, wireline, satellite, Internet, and energy. Offering flexibility, reliability and scalability, Charon is a constantly evolving, open, client/server system that meets the needs of customers ranging from low volume start-ups to high volume Tier-1 operators.

Sources of Supply

         Nexicon expects to contract with third party manufacturers to produce the ComSecure(C) Controller. The Charon Billing products are developed and maintained in-house.

Industry

         The Company will be entering the highly competitive industry of computer network security with the ComSecure(C) Network Controller. Currently there are several options for protecting a secure computer network. Most are comprised of a group of components that collectively form a barrier between networks, commonly referred to as firewalls. Firewalls, which are not standardized, usually consist of several layers of applications and hardware that work to ensure that no single point of vulnerability exists. Firewalls often consist of a bastion host, proxy servers, packet screening tools, multiple routers, a "demilitarized zone", virus detection and intrusion detection devices. Currently, there are several large corporations that provide these services to the market, including Cisco Systems, Nortel Networks, Check Point Software, and IBM.

         The Company believes the revenue assurance module of the Charon Billing and OSSI will create a competitive advantage for the Company.

Recent Developments

         On July 13, 2005, we entered into a Service Agreement with the Motion Picture Association of America (the "MPAA"), dated July 8, 2005, pursuant to which the Company will supply the MPAA with the Company's line of next-generation intelligence and data mining services worldwide. The initial term of the agreement is six months and is renewable for a successive 6-month period unless either party provides the other party with 30 days' prior written notice.

Competition

         Our competitors have substantially greater resources that we do, and a large market presence. These companies also have name and brand recognition which often implies reliability to the customer. Currently, most network security platforms are made up of several different devices and software, which are often manufactured by different companies. We believe this translates into customers having compatibility issues, and or the exclusion of one or more levels of protection which will ultimately leave their network vulnerable to attack. The ComSecure(C) Controller breaks the network processing bottleneck and increases total performance by executing tasks previously performed by firewalls and routers, and by eliminating the need for additional control boxes such as authentication servers, packet shapers, monitoring devices, intrusion detection and protection servers and access control systems. This all in one system results in a smaller footprint, increased performance and capability and a significantly lower cost of ownership. The Charon Billing Systems support the billing processes for mobile, wireline, satellite, internet, and energy. Charon is a constantly evolving, open, client/server system that meets the needs of customers ranging from low volume start-ups to very high volume Tier-1 operators.

Government Regulation

         The Company does not know of any government regulations concerning either of its products.

Employees

         Nexicon currently has three full-time and one part-time employee in Albuquerque, New Mexico. Pluto in Norway has six full-time employees. OSSI had six full-time employees through March 2005. Operations for OSSI have been moved to Nexicon's headquarters in Albuquerque.

                                   MANAGEMENT

         The following table sets forth the names and positions of our executive officers and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected and qualify. Our Board of Directors elects our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

         As of July 7, 2005, our directors and executive officers, their age, positions, the dates of their initial election or appointment as directors or executive officers, and the expiration of their terms are as follows:

 Name                Age      Position                     Period Served
 ----                ---      --------                     -------------

 Richard Urrea       40       Chief Executive              1999 to present
                                Officer, President
                                and Director
 Daniel Urrea        33       Chief Financial Officer      1999 to present

         The directors and executive officers of Nexicon are not directors or executive officers of any company that files reports with the United States Securities and Exchange Commission, nor have they been involved in any bankruptcy proceedings, criminal proceedings, any proceeding involving any possibility of enjoining or suspending Nexicon's directors and officers from engaging in any business, securities or banking activities, and have not been found to have violated, nor been accused of having violated, any federal or state securities or commodities laws.

         The following is a brief description of the background of the directors and executive officers of Nexicon.

         RICHARD URREA has been President and Chief Executive Officer of Nexicon since inception in January 1999 and has been our sole director since December 2004. He served as President of Sycom International, Inc. from 1997 to 1999. Sycom is a data communications company. Mr. Urrea led the company from start up through national marketing plan and implementation of its manufacturing plan. The company currently manufactures its products and markets them throughout the U.S. and is in the process expanding into foreign markets. From 1996 to 1997, Mr. Urrea was President of Klaire International Ltd., an export company distributing automotive parts in Mexico. From 1995-1996, Mr. Urrea served as the managing member of Toltec Fruit, LLC, a limited liability company involved in the importation of fruit into the United States from Mexico and South America. From 1993 to 1995, Mr. Urrea worked on the development and marketing plan for Septima Enterprises Inc. From 1991 to 1993, Mr. Urrea managed the Albuquerque Office of White Discount Securities. In 1990, Mr. Urrea was contract administrator for Foresight, Inc., an Albuquerque, laser-optics, government contractor. In 1989, Mr. Urrea served as marketing director for HDI System, Inc. where he devised and implemented an international marketing plan for an ignition system for marine application. In 1985 and 1986, Mr. Urrea owned and operated Shannon Euro Motorcars, a European automobile importing and maintenance company. Mr. Urrea sold the business in 1986 to attend Baylor University. Mr. Urrea received his Bachelor of Business Administration in Marketing and Business Broadcasting from Baylor University's Hankammer School of Business in 1989.

         DANIEL URREA has been Chief Financial Officer with Nexicon since inception in January 1999. Prior to his involvement with the Nexicon, Mr. Urrea worked with Sycom International, manufacturer and distributor of Radio Telemetry Units. During that time, Mr. Urrea was responsible for the maintenance of the accounting records for the Company, and was instrumental in the development of the Company's business plan. Before this, Mr. Urrea worked for Klaire International, an exporter of automotive accessories to Mexico, in the same capacity. From January 1996 thorough August 1996, Mr. Urrea worked with Equinox International, an international marketing and distribution company, where he was involved in sales and talent recruiting activities. In the Spring 1995, Mr. Urrea received a Bachelors in Business Administration with a concentration in Finance from the Anderson School of Management at the University of New Mexico. Mr. Urrea has also spent several months out of the country where he studied business and other cultures.

Family Relationships

         Richard Urrea, our President, Chief Executive Officer and sole director, is the brother of Daniel Urrea, our Chief Financial Officer.

Committees

         Nexicon's Board of Directors serves as the audit committee. The Board of Directors does not have a financial expert due to the lack of capital needed to attract a qualified expert.

Code of Ethics

         On April 8, 2004, the Board of Directors of the Company adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. This Code of Ethics has been filed with the United States Securities and Exchange Commission as an exhibit to the Company's Form 10-KSB for the year ended December 31, 2003.

Executive Compensation

         The following table shows all the cash compensation paid by Nexicon, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2004, 2003 and 2002 to Nexicon's three highest paid executive officers. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to these executive officers during these fiscal years. Except as indicated below, no executive officer earned a total annual salary and bonus for any of these years in excess of $100,000.

                                       Annual Compensation                     Long-Term Compensation
                                       -------------------                     ----------------------
                                                                                  Awards           Payouts
                                                                                  ------           -------
                                                               Other      Restricted
                                                              Annual         Stock      Options/    LTIP       All Other
        Name and                    Salary       Bonus     Compensation    Award(s)       SARs     Payouts   Compensation
   Principal Position     Year       ($)          ($)           ($)           ($)         (#)        ($)          ($)
   ------------------     ----       ---          ---           ---           ---         ---        ---          ---
Richard Urrea,             2004      $108,634         --         --              --        --        --              --
Chief Executive
Officer,
President and Director     2003       $42,100 $75,000(3)         --              --        --        --              --
                           2002      $110,750         --         --       $30,000(1)       --        --              --


Daniel Urrea,              2004       $49,896         --         --              --        --        --              --
Chief Financial Officer    2003       $30,333 $75,000(3)         --              --        --        --              --
And Secretary/Treasurer    2002       $57,822         --         --       $30,000(1)       --        --              --


Robert V. Demson, (4)      2004      $206,250         --         --              --        --        --              --
Chief Operating Officer    2003   $156,000(2)         --         --              --        --        --              --
OSSI                       2002    $54,000(2)


---------------

(1) These represent 1,750,000 shares of common stock issued to each of Richard Urrea and Daniel Urrea. These shares were valued at $0.03 per share on the date of grant.

(2) During the years ended December 31, 2003 and 2002, Robert Demson's salary was accrued.

(3) A bonus of $75,000 each was accrued for Richard Urrea and Daniel Urrea for reduced salaries paid in the year ended December 31, 2003.

(4) Robert V. Demson was the Chief Operating Officer of OSSI, a subsidiary of the Company, until March, 2005.

Employment Agreements

      Effective January 1, 2004, Nexicon entered into a 5-year employment agreement with Richard Urrea. Mr. Urrea is employed as the President and Chief Executive Officer of Nexicon. Mr. Urrea's annual salary is $120,000. Mr. Urrea is also entitled to discretionary bonuses to be determined by the Company's Board of Directors and the use of a Company car.

      Effective January 1, 2004, Nexicon entered into a 5-year employment agreement with Daniel Urrea. Mr. Urrea is employed as the Chief Financial Officer of Nexicon. Mr. Urrea's annual salary is $90,000. Mr. Urrea is also entitled to discretionary bonuses to be determined by the Company's Board of Directors and the use of a Company car.

Director Compensation

         The directors do not receive cash compensation for their services to Nexicon as such.

Securities Authorized for Issuance Under Equity Compensation Plan

         The following table sets forth the securities that have been authorized under equity compensation plans as of December 31, 2004.

                                                                                                              Number
                                                                                                          Of Securities
                                                                                                       Remaining Available
                                                         Number                                        For Future Issuance
                                                      Of Securities             Weighted-Average    Under Equity Compensation
                                                      To Be Issued               Exercise Price               Plans
                                                      Upon Exercise              Of Outstanding       (Excluding Securities
                                            Of Outstanding Options, Warrants        Options,                Reflected
                                                       And Rights              Warrants And Rights        In Column (a))
                                                       ----------              -------------------        --------------
                                                           (a)                        (b)                       (c)
                                                           ---                        ---                       ---
Equity   compensation  plans  approved  by
security holders                                                      750,000                $0.08                     750,000
Equity  compensation plans not approved by
security holders                                                            0                   $0                           0
TOTAL                                                                 750,000                $0.08                     750,000

No options have been granted to the named officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder require Nexicon's officers and directors, and persons who beneficially own more than 10% of a registered class of Nexicon's equity securities, to file reports of ownership and changes in ownership with the United States Securities and Exchange Commission and to furnish Nexicon with copies thereof. Based on its reviews of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, Nexicon believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with although not timely filed.

                             DESCRIPTION OF PROPERTY

         On April 1, 2004, the Company moved its executive offices to 400 Gold SW, Suite 1000, Albuquerque, New Mexico 87102. Nexicon entered into a two-year lease contract with a monthly basic lease payment of $1,400. On January 28, 2004, Nexicon entered into a three-year lease contract for the operations of OSSI at 8280 Greensboro Drive, McLean Virginia 22102. The basic monthly lease payment is $5,590.

                                LEGAL PROCEEDINGS

         On January 28, 2003, the Company's subsidiary Cyco.net, Inc. was named in a civil action filed in the United States District Court Southern District of New York by the City of New York as one of approximately a dozen defendants who engaged in the business of internet online cigarette sales. The suit alleges that Cyco.net, Inc. failed to report the names and addresses of its customers to taxing authorities. The extent of the City's damages shall be determined at trial.

         On April 1, 2003, the State of California filed a civil action in the Superior Court of California, County of San Diego, against the Company's subsidiary Cyco.net, Inc, alleging sales of cigarettes to minors, deceptive failure to file Jenkins Act reports and inform California consumers that they are required to pay sales taxes to California. Based on these factual assertions, the suit's three counts alleged false or misleading advertising under California Business and Profession Code 17500 and failure to notify California purchasers of their obligations under California Revenue and Business and Professions Code 17200. The suit sought injunctive relief and assessment of civil penalties of $2,500 for each violation. This action was settled for $25,000 in May 2004.

         On April 1, 2003, the State of Washington filed a civil action in the State of Washington, King County Superior Court against the Company's subsidiary Cyco.net, Inc. alleging sales of cigarettes to minors, deceptive failure to file Jenkins Act reports and inform Washington consumers that they are required to pay sales taxes to the State of Washington. Based on the factual assertions, the suit's four counts alleged unfair business practice, unfair method of compensation and misrepresentation. The suit sought injunctive relief restraining Cyco.net, Inc. from continuing to engage in unlawful conduct, restitution to consumers and civil penalties of up to $2,000 per violation, plus attorneys' fees and costs. In March 2004, the parties agreed to settle for $10,000.

         On April 1, 2003, the State of Oregon filed a civil action in the State of Oregon, Marion County against the Company's subsidiary Cyco.net, Inc. alleging the sale of one carton of cigarettes to a minor using her mother's name and credit card, in violation of State Unlawful Trade Practices Act. The suit sought to enjoin Cyco.net, Inc. from doing business in Oregon, $25,000 and attorney's fees. This suit was settled on April 2004 for $2,000.

         On July 10, 2003, the State of Vermont filed a civil action in the State of Vermont, Chittenden County against the Company's subsidiary alleging the sale of cigarettes to a minor, deceptive failure to file Jenkins Act reports and inform Vermont consumers that they are required to pay sales taxes to the State of Vermont. The suit sought to enjoin the Company from doing business in Vermont, pay civil penalties of up to $10,000 for each sale to a minor, plus attorney's fees and costs. This suit was settled in April 2004 for $4,000.

          During 2003, the State District Court of Travis County, Texas, alleged that the Company did not take effective measures to prevent the sale of tobacco products to minors in violation of the Texas Deceptive Trade Practices - Consumer Protection Act. This suit was settled in September 2004 for $3,000.

                             PRINCIPAL STOCKHOLDERS

Voting Securities And Principal Holders Thereof

         The following table sets forth, as of July 7, 2005, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than 5% of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.

                                                                                              Common Stock
                                                                                           Beneficially Owned
                                                                                       ---------------------------------
Name/Address                                                                               Number             Percent (1)
------------                                                                           --------------        -----------
Robert V. Demson                                                                         11,000,000            8.91%
11702 Saddle Crescent Circle
Oakton, Virginia 22124

Central Solutions, Inc.                                                                  10,000,000            8.10%
10 East Baltimore Street, Suite 1404
Baltimore, Maryland 21202


Matthias Urrea - Tres Santos Limited Partnership (2)                                     10,000,000            8.10%
7850 Jefferson NE Suite 140
Albuquerque, New Mexico 87109

Mathew Urrea - Urrea Family Limited Partnership (2)                                       8,000,000            6.48%
7850 Jefferson NE Suite 140
Albuquerque, New Mexico 87109

Daniel Urrea                                                                              5,046,000            4.09%
3009 Charleston NE
Albuquerque, New Mexico 87110

Richard Urrea                                                                             4,721,000            3.83%
600 Alcalde SW #4D
Albuquerque, New Mexico 87104

ALL OFFICERS AND DIRECTORS                                                                9,767,000            7.92%
AS A GROUP (2 PERSONS)

------------------------------------

(1) Applicable percentage of ownership is based on 123,393,902 shares of common stock outstanding as of July 7, 2005, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of July 7, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of Nexicon.

(2) Mathew Urrea is the Trustee for and has beneficial ownership of the common stock held by the Urrea Family through these two partnerships. Mathew Urrea is a brother to Richard Urrea and Daniel Urrea.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships And Related Transactions

         On March 17, 2005, the Company decided to discontinue operations of its OSSI SatSecure(C) Systems business, pursuant to the terms of a Stock Repurchase Agreement. The Company agreed to repurchase 15,000,000 shares of its common stock held by the president of OSSI and issued an unsecured promissory note for $240,000 covering previously accrued wages and expenses. The note is payable as $20,000 at closing and $220,000 payable in successive $20,000 increments on or before the 15th of the month for 11 consecutive months. This individual also received equipment located in the OSSI facility with a net book value of $15,213. In addition, the Company relinquished all right title and interest in any agreements associated with the SatSecure(C) technology and to various tradenames.

         During the years ended December 31, 2004 and 2003, the Company paid $0 and $12,500, respectively, in consulting fees to related parties for services.

         At December 31, 2004, the Company has recorded notes payable and accrued interest payable to the president of its subsidiary OSSI, in the aggregate amount of $21,741, including interest of $8,741. In addition, the Company owes this individual $249,276 including $210,000 of prior year accrued and unpaid wages, $19,022 of current year accrued wages and $20,054 of expense reimbursement. All of these liabilities are included in Net Liabilities of Discontinued Operations related to the SatSecure(C) System division at December 31, 2004, and payment of these obligations is incorporated into the Stock Repurchase Agreement.

         "Accrued expenses - related party", includes an aggregate of $300,000 of unpaid prior year bonuses to employees and the Company's website designer, all of whom are also shareholders, plus $93,380 of current year accrued wages and $5,957 of expense reimbursements payable to the Company's employees/shareholders.

         During the year ended December 31, 2004, the Company paid $100,200 to its affiliate, Mercury Mobile AS, as well as $74,864 to a company affiliated with certain shareholders, for the cost of materials related to its ComSecure Controller product, which amounts are included in cost of goods sold.

         On November 19, 2003, Nexicon purchased all of the outstanding common stock of OSSI. In the stock for stock purchase, Nexicon issued 50,000,000 shares of common stock in exchange for all of the issued and outstanding common stock of OSSI.

         In 2003, Nexicon acquired the stock of OSSI from the following people in exchange for the number of shares of Nexicon's common stock set forth opposite their names:

                      Name:                               No. of Shares:

          Robert V. Demson                                  26,000,000
          Francisco Urrea, Jr.*                             20,000,000
          Paul B. Goldberg                                   1,800,000
          Harry A. Montefusco                                1,800,000
          John F. Morrison                                     400,000


          *Mr. Franciso Urrea, Jr. is a father to Richard Urrea and Daniel
          Urrea.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

         Nexicon's common stock has been quoted on the Over-the-Counter Bulletin Board maintained by the NASD under the symbol "NXCN.OB"

         The following table sets forth the range of high and low bid quotations for each calendar quarter for Nexicon's common stock for the prior two years.


                             2003               High                  Low

January 2, 2003 - March 28, 2003              $0.0500               $0.0400
April 1, 2003 - June 30, 2003                 $0.0100               $0.0050
July 1, 2003 - September 30, 2003             $0.0100               $0.0050
October 1, 2003 - December 31, 2003           $0.4800               $0.0100

                             2004               High                  Low

January 2, 2004 - March 31, 2004              $1.2300               $0.2500
April 1, 2004 - June 30, 2004                 $0.4700               $0.1800
July 1, 2004 - September 30, 2004             $0.4000               $0.1800
October 1, 2004 - December 31, 2004           $0.2200               $0.0700

                             2005               High                  Low

Jan 2, 2005 - March 31, 2005                  $0.1100               $0.0300
April 1, 2005 - June 30, 2005                 $0.0390               $0.0170

      The above prices were obtained from Nasdaq, Inc. The quotations represent inter-dealer quotations, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

      As of July 7, 2005, Nexicon believes there were approximately 604 holders of record of our common stock.

      We have not paid dividends in the past on any class of stock and we do not anticipate paying dividends in the foreseeable future.

Recent Sales of Unregistered Securities

      During the last three years, Nexicon has issued the following unregistered securities:

      Since March 31, 2005, the Company issued an aggregate of 3,000,000 shares of its common stock for cash in the amount of $60,000 and 400,000 shares as compensation to employees.

      On July 5, 2005, we entered into the 2005 Standby Equity Distribution Agreement, effective as of June 24, 2005, pursuant to which, at our discretion, we may periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the 2005 Standby Equity Distribution Agreement, Cornell Capital Partners will pay Nexicon 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the 2005 Standby Equity Distribution Agreement. In light of the limitations contained in the 2005 Standby Equity Distribution Agreement, we would need to submit a $300,000 advance request approximately every six trading days for 24 months in order to attain the full $20,000,000 available under the 2005 Standby Equity Distribution Agreement; however, we do not currently have sufficient shares given the current price of our stock to permit the delivery of the securities required to obtain the maximum $20,000,000 available under the 2005 Standby Equity Distribution Agreement.

      On July 5, 2004, we refinanced the 2004 Secured Convertible Debentures as the 2005 Secured Convertible Debentures in the principal amount of $380,000, effective as of June 24, 2005. The 2005 Secured Convertible is convertible at the holder's option any time up to maturity at a conversion price per share equal to $0.01. At maturity, the remaining unpaid principal and accrued interest under the 2005 Secured Convertible Debenture shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to $0.01. The 2005 Secured Convertible Debenture is secured by substantially all of our assets, and accrues interest at a rate of 5% per year and have a 2-year term. On July 1, 2005, the Company issued 1,086,957 shares of its common stock to Cornell Capital Partners for conversion of $20,000 under the 2005 Debenture. As of July 7, the balance of the Debenture balance was $360,000 and the accrued interest was $25,115.

         During the quarter ended March 31, 2005, the Company issued an aggregate of 500,000 shares of its common stock for cash in the amount of $30,000.

         On January 14, 2005, the Company issued an unsecured promissory note to Cornell Capital Partners in the amount of $250,000 and received net proceeds of $225,033 after payment of financing costs of $24,967. Effective March 3, 2005, the Company issued an additional unsecured promissory note to Cornell Capital Partners in the amount of $1,000,000 and received net proceeds of $915,099, after payment of financing costs of $84,901. The loan is evidenced by a promissory note dated March 3, 2005, which bears interest at a rate of 12% per annum and is due within 296 days of the execution of the note (November 26, 2005), unless otherwise mutually extended. As a condition precedent to the loan, the Company agreed to issue and hold in escrow 40,000,000 shares of its common stock to be released in connection with repayment of the loan. 40,000,000 shares were issued and held in escrow in connection with the $1,000,000 promissory note.

         During the year ended December 31, 2004, the Company issued 6,600,000 shares of common stock for cash consideration of $587,800. An additional 8,799,833 shares were issued in exchange for services valued at $2,016,384, the fair market value of the shares on the date the Company agreed to issue the stock. Included in those issued for services were 3,800,000 shares issued to employees of the Company at a value of $760,000. Deferred stock compensation at December 31, 2004 was $543,996 to be amortized over the terms of certain consulting agreements.

         Effective December 10, 2004, the Company entered into a marketing and distribution agreement with Central Solutions, Inc. ("Central"), a Delaware corporation, whereby the Company granted Central the right to market, distribute and support any and all technology directly or indirectly controlled, licensed, owned joint ventured or otherwise approved for the Company, exclusively in the healthcare markets in the U.S. and Canada. In connection with this, the Company issued 10,000,000 shares of its restricted common stock in exchange for 35% of Central's issued and outstanding common stock.

         On November 15, 2004, Nexicon, Inc. purchased all of the outstanding common stock of Pluto Communications International, AS ("Pluto") a Norwegian company, that provides a range of billing and customer care solutions for telecommunication carriers and service providers via their Charon billing and customer care real-time, client/server system. In the stock for stock purchase, Nexicon, Inc. issued 5,010,496 shares of common stock in exchange for all of the issued and outstanding common stock of Pluto Communications International, AS.

         Nexicon acquired the stock of Pluto from the following people in exchange for the number of shares of Nexicon's common stock set forth opposite their names:

                                                                                      Number of
           Name                     Number of shares           Name                     shares
--------------------------        -------------------   --------------------      -----------------
Teigland Eindom AS                 1,117,043            Nordea Liv Norge AS             155,400
Mercury Mobile AS                    827,820            Holberg @                       133,980
Frank Mjos                           656,250            Tommy Eide                      105,000
Toman Invest AS                      388,500            Lie Invest AS                    38,850
Tommy Stiansen                       262,500            Rune Svendsen                    34,965
Reidar Asphaug                       262,500            Jens Petter Teigland             31,248
Svein Erik Fauskanger                262,500            Vest Kapital AS                  26,250
Eiendomsgruppen Vest AS              242,498            Anders Giske                      7,770
Holberg Norden                       235,200            Eivind Boe                        5,250
Holberg Norge                        216,972                                       ------------

                                                        Total Shares                  5,010,496
                                                                                   ============

         In May 2004, the Company entered into a Securities Purchase Agreement, whereby up to $500,000 of 5% secured, convertible debentures may be issued. During the year ended December 31, 2004, the Company received net proceeds of $369,323 after payment of expenses in the amount of $130,677, from the sale of $500,000 worth of debentures. The Investor converted $75,000 worth of the debentures for 679,855 shares of its common stock. The 2004 Secured Convertible Debentures were mutually terminated by Nexicon and Cornell Capital Partners pursuant to the Termination Agreement, dated as of June 23, 2004. The principal amounts and accrued interest outstanding under the 2004 Secured Convertible Debenture were refinanced under the 2005 Secured Debenture in the principal sum of $380,000.

         On March 23, 2004, Nexicon entered into the 2004 Standby Equity Distribution Agreement with Cornell Capital Partners, LP. This agreement replaced the Equity Line of Credit Agreement entered into in September 2001. Pursuant to this agreement, Nexicon may, at its discretion for up to two years, periodically issue and sell shares of common stock for a total purchase price of $20 million. If Nexicon requests an advance under the 2004 Standby Equity Distribution Agreement, Cornell Capital Partners will purchase shares of common stock for 99% of the volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Cornell Capital Partners intends to sell any shares purchased under the 2004 Standby Equity Distribution Agreement at the market price. On June 10, 2004 the Company filed the 2004 Registration Statement for the registration of 69,513,810 shares of the Company's common stock. The 2004 Registration Statement became effective on August 11, 2004. Effective March 23, 2004, upon the execution of the 2004 Standby Equity Distribution Agreement, the Company issued 490,000 shares of its common stock to Cornell Capital Partners at $0.48 per share, plus 20,833 shares of its common stock to Newbridge Securities Corporation, the Placement Agreement, at $0.48 per share. The total fees of $245,000 are capitalized as financing costs net of $85,200 amortization of non-cash interest expense in the accompanying financial statements, in the amount of $160,000 at December 31, 2004.

         On November 19, 2003, Nexicon, Inc. purchased all of the outstanding common stock of OSSI. In the stock for stock purchase, Nexicon issued 50,000,000 shares of common stock in exchange for all of the issued and outstanding common stock of OSSI. The shares were at valued $0.09 per share, the fair market value at November 19, 2003.

         In 2003, Nexicon acquired the stock of OSSI from the following people in exchange for the number of shares of Nexicon's common stock set forth opposite their names:

              Name:                        No. of Shares:

Robert V. Demson                              26,000,000
Francisco Urrea, Jr.                          20,000,000
Paul B. Goldberg                               1,800,000
Harry A. Montefusco                            1,800,000
John F. Morrison                                 400,000

         In October 2003, Nexicon issued 1,000,000 shares of common stock to Francisco Urrea, Jr. , a director at the time of the issuance, for consulting fees.

         Effective July 1, 2003, Nexicon agreed to sell its Internet tobacco products business to American Indian CigCo, LLC ("AIC"). In conjunction with this sale, AIC agreed to purchase 2,000,000 shares of Nexicon's common stock for $2,800,000 payable in the form of a promissory note bearing interest at 7% per year. Interest payments are due annually commencing July 31, 2004 and the principal is due July 31, 2008. In November 2004, the agreement was amended to effect monthly interest-only payments at an annual rate of 4.223%, commencing December 31, 2004, with the principal due on or before December 31, 2009, at AIC's option. To date, AIC has paid no interest on the note.

         In August 2002, Nexicon issued a total of 5,000,000 shares of common stock valued at $150,000 as follows: 1,000,000 shares each to Richard Urrea, Daniel Urrea, Brent Wolford, Lynnette Budagher and Trey Urrea.

         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. In each instance, the purchaser had access to sufficient information regarding Nexicon so as to make an informed investment decision. More specifically, Nexicon had a reasonable basis to believe that each purchaser was either an accredited investor as defined in Regulation D of the 1933 Act or otherwise had the requisite sophistication to make an investment in Nexicon's common stock.

                            DESCRIPTION OF SECURITIES

Capital Stock

         The authorized capital stock of Nexicon consists of 500,000,000 shares of common stock, par value $0.001 per share. As of July 7, 2005, we have 123,393,902 shares of our common stock outstanding. In addition, as of July 7, 2005, there are 750,000 options to purchase common stock outstanding. The following description is a summary of the capital stock of Nexicon and contains the material terms of the capital stock. Additional information can be found in Nexicon's Articles of Incorporation and Bylaws.

         Common Stock. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Stockholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of Nexicon, stockholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

         Options. The Company has a compensatory stock option plan. Under the plan, the Company may grant options for up to 4,000,000 shares of common stock. The exercise price of each option shall be determined by the Compensation Committee or by the CEO with reference to factors such as current fair market value of the common stock, net book value per share, regular or other remuneration already being received by the optionee. The maximum term of the options is five years and they vest on the date granted. All options outstanding at December 31, 2004 have been granted to employees.

         Summarized information relative to the Company's stock option plan is as follows:

                                            Number of Weighted Average
                                    ------------------------------------------
                                         Shares              Exercise Price
                                    ------------------    --------------------
Outstanding at January 1, 2004            1,350,000                  $0.08
Granted                                          --                     --
Exercised                                        --                     --
Forfeited                                 (600,000)                      -
                                          ---------                 ------
Outstanding at December 31, 2004            750,000                  $0.08
                                          =========                 ======

         An option for 600,000 shares expired in 2004 and an option for 750,000 shares expires in 2006.

         The effect of applying SFAS 123 pro forma net (loss) is not necessarily representative of the effects on reported net income (loss) for future years due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years.

         Warrants. During the year ended December 31, 2001 the Company issued a stock purchase warrant, exercisable for 300,000 shares of common stock, expiring on August 16, 2006. The exercise price of the warrant is the lower of (i) 120% of the closing price of the Company's stock on August 16, 2001, or (ii) the lowest price at which the Company issues or sells common stock subsequent to August 16, 2001. After such adjustment, the number of shares is also adjustable by the former exercise price multiplied by the number of shares divided by the new exercise price.

         During the year ended December 31, 2002 the Company was required to change the terms of the warrant. As of July 7, 2005, the warrant is exercisable into 1,440,000 shares of common stock at $0.03 per share. The warrant expires on August 16, 2006.

         Debentures. In May 2004, the Company entered into the 2004 Securities Purchase Agreement, whereby up to $500,000 of 5% secured, convertible debentures were issued (the "2004 Secured Convertible Debentures"). During the year ended December 31, 2004, the Company received net proceeds of $369,323 after payment of expenses in the amount of $130,677, from the sale of $500,000 worth of debentures. In 2004, the investor converted $75,000 worth of the debentures for 679,855 shares of the Company's common stock.

         During the quarter ended March 31, 2005, the Company converted an additional $20,000 worth of debentures resulting in the issuance of 417,000 shares of its common stock.

         On July 5, 2005, we refinanced the 2004 Secured Convertible Debentures as the 2005 Secured Convertible Debenture in the principal amount of $380,000, effective as of June 24, 2005 (the "2005 Secured Convertible Debenture"). The 2004 Secured Convertible Debentures were mutually terminated by Nexicon and Cornell Capital Partners pursuant to the Termination Agreement; however, the principal amounts and accrued interest outstanding under the 2004 Secured Convertible Debenture are now subject to the terms and conditions contained in the 2005 Secured Convertible Debenture. The 2005 Secured Convertible is convertible at the holder's option any time up to maturity at a conversion price per share equal to $0.01. At maturity, the remaining unpaid principal and accrued interest under the 2005 Secured Convertible Debenture shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to $0.01. The 2005 Secured Convertible Debenture is secured by substantially all of Nexicon's assets, accrues interest at a rate of 5% per year and has a 2-year term. As of July 7, 2005, the balance of the 2005 Secured Convertible Debenture is $360,000 and the accrued interest is $25,115.

Shares Eligible for Future Sales

         123,393,902 shares of common stock are outstanding on the date of this prospectus and an additional 2,190,000 shares will be issued if all of the outstanding warrants are exercised and all of the notes are converted to common stock. All of the shares that may be sold pursuant to this prospectus will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except that any shares issued to our affiliates, as that term is defined in Rule 144 under the Securities Act of 1933, as amended, may generally only be sold in compliance with the provisions of Rule 144 described below. In general, our affiliates are any persons that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with us.

         Of the 123,393,902 shares of common stock outstanding as of the date of this prospectus, 9,767,000 shares are held by our affiliates and will be restricted securities as that term is defined in Rule 144. These restricted shares may only be sold if they are registered under the Securities Act of 1933, as amended, or are exempt from such registration requirements.

         164,000,000 shares of common stock are being registered in this offering for resale by Cornell Capital Partners pursuant to the 2005 Standby Equity Distribution Agreement.

         36,000,000 shares of common stock are being registered in this offering for resale by Cornell Capital Partners pursuant to the 2005 Secured Convertible Debentures.

         5,828,496 shares of common stock are being registered in this offering for resale by other selling stockholders of Nexicon who have acquired such shares in various transactions with us.

Rule 144

         In general, under Rule 144 of the Securities Act of 1933, as amended, a shareholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any 3-month period, a number of these restricted shares that does not exceed the greater of 1% of the then outstanding shares of common stock immediately on the date of this prospectus, or, subject to certain restrictions, the average weekly reported trading volume in the common stock during the four calendar weeks preceding filing of a notice on Form 144 with respect to the sale.

         In addition, affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock that are not restricted securities. Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about us must be available. Under Rule 144(k), a shareholder who is not currently and who has not been for at least three months before the sale an affiliate and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements.

Transfer Agent & Registrar

         The transfer agent and registrar for our common stock is Corporate Stock Transfer. Their address is 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Their telephone number is (303) 282-4800.

Limitation Of Liability: Indemnification

         Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of Nexicon to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of Nexicon.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Nexicon pursuant to the foregoing, or otherwise, Nexicon has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

         The authorized but unissued shares of our common and preferred stock are available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Nexicon that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with Nexicon's Board of Directors' desires. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

                                     EXPERTS

         The consolidated financial statements for the years ended December 31, 2004 and 2003 included in the Prospectus have been audited by Stark Winter Schenkein & Co., LLP, independent certified public accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding Nexicon's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for us by David S. McElroy, Esq. of Burton, Bartlett & Glogovac, located in Reno, Nevada. A copy of the legal opinion is attached hereto as an exhibit.

                           HOW TO GET MORE INFORMATION

         We have filed with the United States Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the United States Securities and Exchange Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the United States Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the United States Securities and Exchange Commission.

                                  NEXICON, INC

                                    INDEX TO

                              FINANCIAL STATEMENTS

                                                                        PAGE(S)

FINANCIAL STATEMENTS AS OF MARCH 31, 2005

Consolidated Balance Sheet (Unaudited)                                       F-1
Consolidated Statements of Operations and Comprehensive Income (Unaudited)   F-2
Consolidated Statements of Cash Flow (Unaudited)                             F-3
Notes to Consolidated Financial Statements (Unaudited)                       F-4

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 and DECEMBER 31, 2003

Report of Independent Registered Public Accounting Firm                     F-10
Consolidated Balance Sheet                                                  F-11
Consolidated Statements of Operations                                       F-12
Consolidated Statements of Changes in Stockholders' Equity (Deficit)        F-13
Consolidated Statements of Cash Flows                                       F-14
Notes to Consolidated Financial Statements                                  F-16

                                  NEXICON, INC.
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2005
                                   (unaudited)

                                     ASSETS

Current Assets
    Cash                                                                                                    $ 596,732
    Restricted cash                                                                                            11,075
    Receivables, net of allowance for doubtful accounts of $2,364                                              59,098
    Receivables - related parties                                                                               8,369
    Receivable - AIC                                                                                           54,674
    Interest receivable - AIC                                                                                     382
    Financing costs                                                                                           117,600
    Prepaid expense                                                                                             3,552
                                                                                                         ------------
Total Current Assets                                                                                          851,482
                                                                                                         ------------

 Property And Equipment, net of accumulated depreciation
    of $136,508                                                                                                13,757
                                                                                                         ------------

Other Assets
    Financing cost, net                                                                                        13,000
    Investment in Mercury                                                                                     147,851
    Deposit                                                                                                     3,649
                                                                                                         ------------
                                                                                                              164,500
                                                                                                         ------------
                                                                                                           $1,029,739
                                                                                                         ------------

                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities
    Accounts payable and accrued expenses                                                                   $ 660,814
    Notes payable - Cornell Partners                                                                        1,150,000
    Accrued interest - Cornell Partners                                                                        32,441
    Accrued expenses - shareholders                                                                           381,738
    Deferred gain                                                                                              37,563
    Net liabilities of discontinued operations                                                                362,605
                                                                                                         ------------
    Total current liabilities                                                                               2,625,161
                                                                                                         ------------

Convertible Debentures                                                                                        405,000

Stockholders' (Deficit)
     Common stock, $0.001 par value, 500,000,000 shares authorized, 111,282,238 shares issued and
         outstanding                                                                                          111,283
     Additional paid-in capital                                                                            13,016,190
     Treasury stock, 15,000,000 shares at par value                                                            15,000
     Deferred stock compensation                                                                            (285,374)
     Stock subscription receivable                                                                        (2,800,000)
     Accumulated (deficit)                                                                               (12,213,949)
                                                                                                         ------------
                                                                                                          (2,156,850)
                                                                                                         ------------
Other Comprehensive Income
     Currency translation adjustment                                                                          156,428
                                                                                                         ------------
                                                                                                          (2,000,422)
                                                                                                         ------------
                                                                                                          $ 1,029,739
                                                                                                         ============

The accompanying notes are an integral part of the consolidated financial statements.

                                  NEXICON, INC.
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                                   (unaudited)

                                                                               Three Months Ended March 31
                                                                              ------------------------------
                                                                                   2005             2004
                                                                              -------------    -------------
Revenues                                                                      $      32,059    $          --
                                                                              -------------    -------------

Cost of goods sold                                                                  121,399               --
General and administrative expenses                                                 515,537          560,881
Non-cash compensation-general and administrative                                    258,622          248,250
                                                                              -------------    -------------
(Loss) from operations                                                             (863,499)        (809,131)
                                                                              -------------    -------------

Other Income (Expense)
   Interest income                                                                    1,367               --
   (Loss) on sale of assets of discontinued operations                              (14,110)              --
   Non-cash interest expense                                                        (29,400)              --
   Interest expense                                                                 (23,649)            (571)
                                                                              -------------    -------------
                                                                                    (65,792)            (571)
                                                                              -------------    -------------

Net (Loss) Before Income Tax                                                       (929,291)        (809,702)

Income tax (benefit)                                                                (17,000)         (29,000)
                                                                              -------------    -------------
Loss Before Discontinued Operations                                                (912,291)        (780,702)
Discontinued Operations:
Net (loss) from discontinued operations, net of income taxes of $17,000 and
$29,000 respectively                                                                (68,128)        (114,049)
Net (Loss)                                                                         (980,419)        (894,751)

Other comprehensive income
     Foreign currency translation adjustment                                         29,198               --
                                                                              -------------    -------------
Net Comprehensive (Loss)                                                      $    (951,221)   $    (894,751)
                                                                              =============    =============

Weighted average shares outstanding (basic and diluted)                         120,011,970       89,892,030
                                                                              =============    =============

Net (loss) per common share-basic and diluted
    (Loss) from operations                                                    $       (0.01)   $       (0.01)
    Income from discontinued operations                                                  --               --
    Foreign currency translation adjustment                                              --               --
                                                                              -------------    -------------
                                                                              $       (0.01)   $       (0.01)
                                                                              =============    =============

The accompanying notes are an integral part of the consolidated financial statements.

                                  NEXICON, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)

                                                      Three Months Ended March 31
                                                      ---------------------------
                                                          2005           2004
                                                      -----------    -----------
Cash Flows From Operating Activities:
Net cash provided by (used in) operating activities   $  (680,256)   $  (343,759)
                                                      -----------    -----------

Cash Flows From Investing Activities:
    (Purchase) disposal of property and equipment         (21,499)       (11,949)
                                                      -----------    -----------
    Net cash (used in) investing activities               (21,499)       (11,949)
                                                      -----------    -----------

Cash Flows From Financing Activities:
    Proceeds from sale of common stock                     30,000        443,881
    Proceeds from notes payable                         1,250,000             --
                                                      -----------    -----------
    Net cash provided by financing activities           1,280,000        443,881
                                                      -----------    -----------

    Net increase (decrease) in cash                       578,245         88,173

Beginning cash balance                                     29,562          9,299
                                                      -----------    -----------

Ending cash balance                                   $   607,807    $    97,472
                                                      ===========    ===========

The accompanying notes are an integral part of the consolidated financial statements.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)



(1)   Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and Item 310(b) of Regulation S-B. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the audited financial statements of the Company as of December 31, 2004 and for the two years then ended, including notes thereto, included in the Company's Form 10-KSB.

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

(2)      Reclassifications

Certain amounts from the three months ended March 31, 2004 financial statements have been reclassified to conform to current period presentation.

(3)      Going Concern

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced losses from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the three months ended March 31, 2005, the Company incurred a net (loss) of ($951,221). At March 31, 2005, the Company had a working capital (deficit) of ($1,773,679) and stockholders' (deficit) of ($2,000,422).

The Company's ability to continue as a going concern is contingent upon its ability to secure financing and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. The Company purchased a wholly-owned subsidiary, Pluto and through its "Charon" Billing and Operational Support System sales, in conjunction with ComSecure(C) Controller sales, through its wholly-owned subsidiary OSSI, hopes to attain profitable operations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(4)      Earnings Per Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards No. 128, "Earnings per Share." Basic earnings
(loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings
(loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods presented, common stock equivalents were not considered, as their effect would be anti-dilutive.

(5)      Stockholders' (Deficit)

During the quarter ended March 31, 2005, the Company issued an aggregate of 500,000 shares of its common stock for cash in the amount of $30,000, 416,667 shares in connection with the conversion of $20,000 worth of debentures, as well as 5,871,845 shares in connection with the Standby Equity Distribution Agreement discussed in Note 8.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

On January 14, 2005, the Company issued an unsecured promissory note to Cornell Capital Partners, LP ("Cornell") in the amount of $250,000 and received net proceeds of $225,033 after payment of financing costs of $24,967. Effective March 3, 2005, the Company issued an additional unsecured promissory note to Cornell in the amount of $1,000,000 and received net proceeds of $915,099, after payment of financing costs of $84,901. The loan is evidenced by a promissory note dated March 3, 2005, which bears interest at a rate of 12% per annum and is due within 296 days of the execution of the note (December 24, 2005), unless otherwise mutually extended. As a condition precedent to the loan, the Company agreed to issue and hold in escrow 40,000,000 shares of its common stock to be released in connection with repayment of the loan. As of March 31, 2005, $250,000 has been paid on the promissory notes. Stock compensation expense was $258,622, and amortization of financing costs as non-cash interest expense amounted to $29,400, for the quarter ended March 31, 2005.

(6)      Discontinued Operations

On March 17, 2005, the Company decided to discontinue operations of its OSSI SatSecure(C) Systems business, pursuant to the terms of a Stock Repurchase Agreement. The Company agreed to repurchase 15,000,000 shares of its common stock held by the president of OSSI and issued an unsecured promissory note for $240,000 covering previously accrued wages and expenses. The note is payable as $20,000 at closing and $220,000 payable in successive $20,000 increments on or before the 15th of the month for 11 consecutive months. This individual also received equipment located in the OSSI facility with a net book value of $15,213. In addition, the Company relinquished all right title and interest in any agreements associated with the SatSecure(C) technology and to various associated tradenames. Accordingly, all revenues and associated costs related to the SatSecure(C) product are reflected as discontinued operations in the accompanying financial statements. The Company has recorded a loss on the disposal of assets of discontinued operations in the amount of $23,472, in connection with this transaction, which is presented net of $9,362 of previously deferred gain on the sale of the Company's Internet tobacco products division.

Operating results of discontinued operations for the three months ended March 31, 2005 and 2004 are shown separately in the accompanying statements of operations.

Net sales and net income (loss) from discontinued operations are as follows:

                 2005          2004

Net sales    $       --    $       --
             ==========    ==========
Net (loss)   $  (68,128)   $ (114,049)
             ==========    ==========

Net assets and liabilities of discontinued operations, which were included in the Stock Repurchase Agreement, were as follows as of March 31, 2005:

Property and equipment - net                                   $    370
Deposits                                                         11,179
Accounts payable and accrued expenses                         (131,799)
Notes payable and accrued interest - related                  (220,000)
Accrued expenses - shareholder                                 (22,355)

    Net liabilities of discontinued operations               $(362,605)

(7)      Contingent Liabilities

On January 28, 2003, the Company was named in a civil suit filed by the City of New York as one of approximately a dozen defendants who engaged in the business of internet on-line cigarette sales. The suit alleges that the Company failed to report the names and addresses of its customers to taxing authorities. The extent of the City's damages is to be determined at trial.

(8)      Commitments

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

Operating Lease

On January 29, 2004, the Company entered into an operating lease agreement for office space for its subsidiary, OSSI. The term commences February 1, 2004 and continues through April 30, 2007. The Company remains liable on the OSSI lease through its term and is actively pursuing a sublessee, since the McClean, VA operations have been discontinued. Effective April 1, 2004, the Company entered into an operating lease agreement for its corporate headquarters in Albuquerque, NM, commencing April 1, 2004 and continuing through March 31, 2006.

Future minimum lease payments pursuant to these agreements are as follows:

        Year ended
        December 31                         Amount
       -------------                    --------------
           2006                            $  87,781
           2007                               24,253
                                           ---------
                                           $ 197,754
                                           =========

Standby Equity Distribution Agreement

On March 23, 2004, the Company and Cornell entered into a Standby Equity Distribution Agreement ("Standby Agreement"), pursuant to which the Company may, at its discretion, periodically issue and sell to Cornell, up to $20,000,000 of the Company's common stock. The previous Equity Line of Credit agreement was terminated upon execution of the Standby Agreement. As a condition precedent to the execution of the Standby Agreement, the Company and Cornell entered into a Registration Rights Agreement, whereby the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, related to the shares issuable under the Standby Agreement. The commitment period for the Standby Agreement extends through the earlier of such time as Cornell has made aggregate advances of $20,000,000 or two years from the effective date of the registration statement, August 11, 2004.

The Company is obligated to pay a cash commitment fee to Cornell equal to 5% of each advance, payable directly from the gross proceeds of each advance. Effective March 23, 2004, upon the execution of the Standby Agreement, the Company issued 490,000 shares of its common stock to Cornell at $.48 per share, or $235,200. The "Commitment" shares were valued at the fair market value of the shares at March 23, 2004, the date of execution of the Standby Agreement, and are capitalized as financing costs and amortized as interest expense over the two-year commitment period of the Standby Agreement. During the quarter ended March 31, 2005, $29,400 was expensed as non-cash interest expense leaving a balance of $130,600 to be amortized.

The Company cannot predict the number of shares to be issued, or the gross proceeds to be derived from the sale of such shares pursuant to the Standby Agreement, as the purchase price of the shares will fluctuate based on the prevailing market conditions. In addition, 5,871,845 shares of the Company's common stock with a fair market value of $253,427 were issued pursuant to the Standby Agreement, which was used for partial repayment of the promissory notes.

Promissory Notes

During the quarter ended March 31, 2005, the Company entered into unsecured promissory notes bearing interest at 12% per annum and due November 26, 2005 in the aggregate amount of $1,250,000. The Company received $1,140,132 after payment of financing costs of $109,868. As a condition precedent to the loan, the Company agreed to issue and hold in escrow 40,000,000 shares of its common stock to be released in connection with repayment of the loan. 40,000,000 shares were issued and held in escrow in connection with the $1,000,000 promissory note.

Securities Purchase Agreement

In May 2004, the Company entered into a Securities Purchase Agreement, whereby $500,000 of 5% secured, convertible debentures were issued. During the year ended December 31, 2004, the Company received net proceeds of $369,323 after payment of expenses in the amount of $130,677 from the sale of $500,000 worth of debentures. The investor converted $95,000 worth of the debentures for 1,096,855 shares of the Company's common stock. At March 31, 2005, the balance of the debentures was $405,000 and the accrued interest was $17,927.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

The debentures bear interest at 5% per annum and are secured by a security agreement covering substantially all business assets. Principal plus accrued interest is either payable in full two years after the date of issue, or convertible at the Holder's option, into shares of the Company's common stock. The conversion provision entitles the Holder at any time, and from time to time, to convert all or any part of the principal plus accrued interest into the Company's $.001 par value common stock (the "Conversion Shares"), at a per share price equal to the lesser of an amount equal to (i) 120% of the quoted closing bid price of the stock on the date of the debenture, or (ii) 80% of the lowest quoted closing bid price during the five trading days immediately preceding the conversion date. Interest is payable at maturity or conversion, either in cash or shares of the Company's common stock, at the Holder's option. If payment is made in the form of common stock, the value will be calculated based on the quoted closing bid price on the day the payment is due, or the day of payment, if later than the due date.

The Company, at its option, may redeem all or a portion of the outstanding debentures at a rate of 120% of the amount redeemed plus interest. In the event of redemption, the Holder will receive a warrant to purchase 50,000 shares of the Company's common stock for every $100,000 redeemed, on a pro-rata basis.

Such warrants will be exercisable on a cash basis, at 120% of the quoted closing bid price on the closing date. The warrants will have "piggy back" and demand registration rights and will remain in effect for two years after the closing date. The Company was required to register the resale of the Conversion Shares under the Securities Act of 1933, as amended, pursuant to the terms of an Investor Registration Rights Agreement, attendant to the Debenture Agreement. Any discounts from the fair market value related to the above conversions will be charged to interest at the time of conversion.

(9)      Reportable Segments

The Company has two reportable segments, billing solutions systems and network security and video surveillance systems. The accounting policies of the segments are substantially the same as those of the Company. All revenues generated in the segments are external. For the three months ended March 31, 2005 and 2004, the total reportable segment information is as follows:


                                                             Network
                                                             Security
                                                                and
                                               Billing         Video                        Total
                                              Solutions     Serveillance                      as
                                               Systems        Systems      Corporate       Reported
                                             -----------    -----------    -----------    -----------

For the three months ended March 31, 2005:

Reportable segments

    External revenues                        $    32,059    $        --    $        --    $    32,059
    Depreciation and amortization                 13,646            581            233         14,460
    Operating (loss)                            (182,635)       (98,043)      (612,221)      (892,899)
    Assets                                       133,923             --        895,816      1,029,739
    Capital expenditures (disposals)                  --        (21,499)            --        (21,499)

For the three months ended March 31, 2004:

Reportable segments

    External revenues                        $        --    $        --    $        --    $        --
    Depreciation and amortization                     --            662            133            795
    Operating (loss)                                  --       (218,698)      (590,433)      (809,131)
    Assets                                            --         62,590        250,786        313,376
    Capital Expenditures                              --         11,949             --         11,949

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

External revenues for groups of similar products and services, consisted principally of the ComSecure(TM) network security system, ($0) and telephone billing systems ($32,059). The security segment is operating and has derived its revenues in the United States during the three months ended March 31, 2004, and had no revenues in 2003. The Billing solutions systems segment is operating in Norway and has derived its revenues in Norway and Sweden in 2004 and had no revenues in 2003.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
Nexicon, Inc.

We have audited the accompanying consolidated balance sheet of Nexicon, Inc. (formerly Cyco.Net, Inc.) as of December 31, 2004, and the related consolidated statements of operations, stockholders' (deficit), and cash flows for the two years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nexicon, Inc. as of December 31, 2004, and the results of its operations, and its cash flows for the two years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has working capital and stockholders' deficits. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Stark Winter Schenkein & Co., LLP
Denver, Colorado
April 14, 2005

                                  NEXICON, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004

                                     ASSETS
CURRENT ASSETS

  Cash                                                                                                       $      5,874
  Restricted cash                                                                                                  23,688
  Receivables, net of allowance for doubtful accounts of $40,297                                                   11,813
  Receivables - related parties                                                                                     8,325
  Receivable - ACC                                                                                                 64,036
  Financing costs                                                                                                 117,600
  Prepaid expense                                                                                                     269
                                                                                                             ------------

      Total current assets                                                                                        231,605
                                                                                                             ------------

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $127,196                                                24,628
                                                                                                             ------------

OTHER ASSETS
  Financing cost, net                                                                                              42,400
  Investment in Mercury                                                                                           147,851
  Deposits                                                                                                          7,087
                                                                                                             ------------
      Total other assets                                                                                          197,338
                                                                                                             ------------

                                                                                                             $    453,571
                                                                                                             ============
                                 LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES

  Accounts payable and accrued expenses                                                                      $    664,388
  Notes payable - Cornell Partners                                                                                150,000
  Accrued expenses - shareholders                                                                                 399,337
  Deferred gain                                                                                                    46,925
                                                                                                             ------------

  Total current liabilities                                                                                     1,260,650
                                                                                                             ------------

CONVERTIBLE DEBENTURES                                                                                            425,000
                                                                                                             ------------

NET LIABILITIES OF DISCONTINUED OPERATIONS                                                                        379,171
                                                                                                             ------------

STOCKHOLDERS' (DEFICIT)
  Common stock, $0.001 par value, 500,000,000 shares authorized, 119,494,238 shares issued and outstanding        119,494
  Additional paid-in capital                                                                                   12,719,552
  Deferred stock compensation                                                                                    (543,996)
  Stock subscription receivable                                                                                (2,800,000)
  Accumulated (deficit)                                                                                       (11,233,530)
                                                                                                             ------------
                                                                                                               (1,738,480)
  Other comprehensive income:
    Currency translation adjustment                                                                               127,230
                                                                                                             ------------

                                                                                                               (1,611,250)
                                                                                                             ------------

                                                                                                             $    453,571
                                                                                                             ============


        See accompanying notes to the consolidated financial statements.

                                  NEXICON, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                    YEAR ENDED DECEMBER 31,
                                                                  ----------------------------
                                                                      2004            2003
                                                                  ------------    ------------

REVENUES                                                          $    495,990    $         --
                                                                  ------------    ------------
COSTS OF GOODS SOLD                                                    355,766              --

GROSS PROFIT                                                           140,224              --
                                                                  ------------    ------------
OTHER COSTS AND EXPENSES
  General and administrative                                         1,471,697         723,527
  Research and development                                              75,138              --
  Purchased research and development                                 1,503,260              --
  Non-cash stock compensation - general and administrative           1,850,105              --
  Loss on asset                                                             --       4,500,000
                                                                     4,900,200       5,223,527
                                                                  ------------    ------------
OPERATING INCOME (LOSS)                                             (4,759,976)     (5,223,527)
                                                                  ------------    ------------

OTHER INCOME (EXPENSE)
  Interest income                                                        7,510           5,100
  Interest expense                                                        (771)         (2,603)
  Interest expense - non cash                                          (85,200)
  Gain on sale of assets of discontinued operations                     75,716          53,897
                                                                  ------------    ------------

                                                                        (2,745)         56,394
                                                                  ------------    ------------

(LOSS) BEFORE INCOME TAXES (BENEFIT)                                (4,762,721)     (5,167,133)

INCOME TAXES (BENEFIT)                                                (247,000)         99,000
                                                                  ------------    ------------

(LOSS) BEFORE DISCONTINUED OPERATIONS                               (4,515,721)     (5,266,133)

DISCONTINUED OPERATIONS
  Net income (loss) from discontinued operations, net of income
  taxes (benefit) of ($247,000) and $99,000, respectively             (972,734)        362,770
                                                                  ------------    ------------

NET (LOSS)                                                          (5,488,455)     (4,903,363)

OTHER COMPREHENSIVE INCOME
  Foreign currency translation adjustment                               44,322              --
                                                                  ------------    ------------

NET COMPREHENSIVE (LOSS)                                          $ (5,444,133)   $ (4,903,363)
                                                                  ============    ============

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED             96,573,504      39,499,292
                                                                  ============    ============

NET (LOSS) PER COMMON SHARE
  (Loss) from operations                                          $      (0.05)   $      (0.13)
  Income from discontinued operations                                    (0.01)           0.01
  Foreign currency translation adjustment                                   --              --
                                                                  ============    ============

                                                                  $      (0.06)   $      (0.12)
                                                                  ============    ============


        See accompanying notes to the consolidated financial statements.

                                  NEXICON, INC.
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT)
                     YEARS ENDED DECEMBER 31, 2003 AND 2004

                                                                                                                   Stock
                                                Common Stock                 Additional       Deferred Stock   Subscription
                                          Shares              Shares      Paid in Capital      Compensation      Receivable
                                       --------------      ------------     ------------        ----------      -----------
Balance at December 31, 2002           $   31,496,419      $     31,496     $    668,309        $       --      $        --
Shares issued  at $.005 per share,
  pursuant to Equity Line of Credit
  draw                                      1,219,512             1,220            4,228                --               --
Shares issued for stock
  subscription at $1.40 per share           2,000,000             2,000        2,798,000       (2,800,000)               --
Shares issued for services at $.01
  per share                                 1,000,000             1,000            9,000                --               --
Shares issued at OSSI purchase at
  $.09 per share                           50,000,000            50,000        4,218,432                --               --
Purchase of OSSI                                   --                --               --                --               --
Net (loss) for the year                            --                --               --                --               --
                                       --------------      ------------     ------------        ----------      -----------
Balance at December 31, 2003               85,715,931            85,716        7,697,969                --      (2,800,000)
Shares issued  for cash at $.05 -
  $.17 per share                            6,600,000             6,600          581,200                --               --
Shares issued  at $.07 - $.21 per
  share, pursuant to Equity Line of
  Credit repayments                         2,177,290             2,177          247,823                --               --
Shares issued  at $.07 - $.17 per
  share, pursuant to debenture
  conversions                                 679,855               680           74,320                --               --
Shares issued for services at $.12
  - $.61 per share                          8,799,833             8,800        2,551,580         (543,996)               --
Shares issued for financing costs,
  pursuant to debenture issue at
  $.48 per share                              510,833               511          244,689                --               --
Shares issued at Pluto purchase at
  $.12 per share,                           5,010,496             5,010          513,342                --               --
Liabilities assumed at Pluto
  purchase                                         --                --         (83,371)                --               --
Shares issued at Central Solutions
  investment at $.12 per share
  pursuant to stock purchase
  agreement                                10,000,000            10,000          892,000                --               --
Currency translation adjustment                    --                --               --                --               --
Net (loss) for the year                            --                --               --                --               --
                                       --------------      ------------     ------------        ----------      -----------
Balance at December 31, 2004              119,494,238      $    119,494   $   12,719,552    $    (543,996)  $   (2,800,000)
                                       ==============      ============     ============        ==========      ===========

                                                                                                 Currency
                                                                            Accumulated         Translation
                                                                             (Deficit)           Adjustment       Total
                                                                             ----------          ----------     ----------
Balance at December 31, 2002                                                 $ (842,712)         $      --      $ (142,907)
Shares issued  at $.005 per share, pursuant to Equity Line of Credit
  draw                                                                                --                --            5,448
Shares issued for stock subscription at $1.40 per share                               --                --               --
Shares issued for services at $.01 per share                                          --                --           10,000
Shares issued at OSSI purchase at $.09 per share                                      --                --        4,268,432
Purchase of OSSI                                                                      --                --               --
Net (loss) for the year                                                      (4,902,363)                --      (4,902,363)
                                                                             ----------          ----------     ----------
Balance at December 31, 2003                                                 (5,745,075)                --        (761,390)
Shares issued  for cash at $.05 - $.17 per share                                      --                --          587,800
Shares issued  at $.07 - $.21 per share, pursuant to Equity Line of
  Credit repayments                                                                   --                --          250,000
Shares issued  at $.07 - $.17 per share, pursuant to debenture
  conversions                                                                         --                --           75,000
Shares issued for services at $.12 - $.61 per share                                   --                --        2,016,384
Shares issued for financing costs, pursuant
to debenture issue at $.48 per share                                                  --                --          245,200
Shares issued at Pluto purchase at $.12 per share,                                    --            82,908          601,260
Liabilities assumed at Pluto purchase                                                 --                --         (83,371)
Shares issued at Central Solutions investment at $.12 per share
  pursuant to stock purchase agreement                                                --                --          902,000
Currency translation adjustment                                                       --            44,322           44,322
Net (loss) for the year                                                      (5,488,455)                --      (5,488,455)
                                                                             ----------          ----------     ----------
Balance at December 31, 2004                                              $ (11,233,530)         $ 127,230    $ (1,611,250)
                                                                          =============          =========    ============


        See accompanying notes to the consolidated financial statements.

                                  NEXICON, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             YEAR ENDED
                                                                                             DECEMBER 31,
                                                                                     --------------------------
                                                                                        2004           2003
                                                                                     -----------    -----------
OPERATING ACTIVITIES
  Net (loss)                                                                         $(5,488,455)   $(4,902,363)
  Adjustments to reconcile net (loss) to net cash (used in) operating activities:
    Amortization                                                                              --         10,000
    Depreciation                                                                          22,829          1,283
    Non-cash interest expense                                                             85,200             --
    Loss on asset impairment                                                                  --      4,500,000
    Gain on sale of assets of discontinued operations                                    (75,716)       (53,897)
    Common stock issued for services and other non-cash
      items, net of deferred compensation                                              3,353,365         10,000
    Currency translation adjustment                                                       44,322             --
  Changes in assets and liabilities:
    (Increase) decrease in receivables                                                   (20,138)        25,292
    Decrease in inventory                                                                     --         22,576
    (Increase) in other assets                                                            (5,451)            --
    Increase in accounts payable and accrued expenses                                    407,575         23,180
    Increase in net assets of discontinued operations                                    170,834        208,337
    Increase in accounts and notes payable to related party                                   --            612
    Increase in accrued expenses - related party                                          99,337        106,400
                                                                                     -----------    -----------
      Net cash (used in) operating activities                                         (1,406,298)       (48,580)
                                                                                     -----------    -----------

INVESTING ACTIVITIES
  (Purchase) disposal of property and equipment                                          (12,994)         9,342
  Acquisition of Mercury                                                                (147,851)            --
  Cash received in Pluto acquisition                                                      24,890             --
  Cash received in OSSI acquisition                                                           --          1,057
                                                                                     -----------    -----------
    Net cash provided by (used in) investing activities                                 (135,955)        10,399
                                                                                     -----------    -----------

FINANCING ACTIVITIES
  Proceeds from sale of common stock                                                     587,800          5,448
  Payments on notes payable - related party                                               (1,000)       (17,500)
  Proceeds from notes and debentures                                                     900,000             --
  Proceeds from receivable - ACC                                                          75,716         53,897
                                                                                     -----------    -----------
    Net cash provided by financing activities                                          1,562,516         41,845
                                                                                     -----------    -----------

    Net increase in cash                                                                  20,263          3,664

CASH AT BEGINNING OF YEAR                                                                  9,299          5,635
                                                                                     -----------    -----------

CASH AT END OF YEAR                                                                  $    29,562    $     9,299
                                                                                     ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                                                             $        --    $        --
                                                                                     ===========    ===========
  Cash paid for income taxes                                                         $        --    $        --
                                                                                     ===========    ===========

SUPPLEMENTAL DISCLOSURE OF SIGNIFICANT NON-CASH FINANCING AND INVESTING ACTIVITIES
  Issuance of stock for services                                                     $        --    $    10,000
                                                                                     ===========    ===========
  Account receivable - ACC, net of discount of $6,351                                $        --    $  (193,649)
                                                                                     ===========    ===========
  Stock subscription receivable                                                      $        --    $(2,800,000)
                                                                                     ===========    ===========
  Sale of net assets of discontinued operations                                      $        --    $    17,112
                                                                                     ===========    ===========
  Issuance of stock for purchase of assets                                           $        --    $ 4,268,432
                                                                                     ===========    ===========
  Issuance of common stock for financing costs                                       $   245,200    $        --
                                                                                     ===========    ===========
  Issuance of common stock for conversion of debt                                    $   325,000    $        --
                                                                                     ===========    ===========


        See accompanying notes to the consolidated financial statements.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Nexicon, Inc. (the "Company") is the successor to Cyco.Net, Inc, (formerly AVE, Inc. a Nevada corporation) and operates through its wholly owned subsidiaries, Cyco.net (a New Mexico corporation), Orion Security Systems ("OSSI", a Wisconsin corporation), and Pluto Communications International, AS ("Pluto", a Norwegian corporation), discussed below.

Prior to July 1, 2003, the Company's primary line of business was the sale of cigarettes through three websites to customers in the United States of America. Effective July 1, 2003, the Company sold its internet tobacco products division, as more fully discussed in Notes 6 and 12.

On November 19, 2003, the Company purchased all of the outstanding common stock of Orion Security Systems, Inc., a Wisconsin corporation whose primary line of business is the sale of its Satsecure(C) System and ComSecure(C) Controller, which are designed to provide bi-directional video, audio, data and alarm transfer between a wide variety of locations, including but not limited to land based positions, airborn aircraft, ships at sea, and a command and control center (see Note 13). In December 2004, management of the Company resolved to dispose of the Satsecure(C) division of OSSI, as more fully discussed in Notes 6 and 12.

On November 15, 2004, the Company acquired all of the outstanding common stock of Pluto Communications International, AS, a Norwegian corporation which provides a variety of billing and customer care solutions for telecommunication carriers and other network service providers via its "Charon" billing and customer care real-time client/server system. The "Charon" system provides a high-end Operational Support System ("OSS") and billing system to improve customer service (see Note 13).

Principles Of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Equity Method Of Accounting For Investments

Investments in which the Company has a 20% to 50% interest are carried at cost, adjusted for the Company's proportionate share of their undistributed earnings or loss.

Reclassifications

Certain amounts presented in the previous year's financial statements have been reclassified to conform to the current year presentation.

Revenue Recognition

Prior to July 1, 2003, the Company's sole source of revenue was the sale of cigarettes through its primary website (cyco.net), which has been designed as an "e-zine", and two ancillary websites (cycocigs.com and aabakismokes.com). The terms of sale were FOB shipping point and the Company recorded revenue from cigarette sales when the product shipped. As discussed in Notes 6 and 12, effective July 1, 2003, the Company sold its internet tobacco products division, accordingly revenues and costs associated with the internet tobacco products division are presented as discontinued operations.

Effective November 19, 2003 through November 14, 2004, the Company's sole source of revenue was the sale of the SatSecure(C) and ComSecure(C) systems discussed above. The terms of sale are FOB shipping point and the Company records revenue when the product is shipped. In December 2004, the Company determined to dispose of the SatSecure(C) division of its business, which was consummated in March 2005 (see Note 12). Accordingly, the revenues and costs associated with the SatSecure(C) division are presented as discontinued operations in the accompanying financial statements.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


In November 2004, the Company through Pluto, its wholly-owned Norwegian subsidiary, added the service revenues from the sale of the "Charon" Billing and Operational Support Systems in Norway and Sweden. Revenues are recognized at the completion of the related services, when they are earned (see Note 13).

Discount And Fees Related To The Equity Line Of Credit

The discount and any related fees on the shares issued pursuant to the equity line of credit agreement or the standby equity distribution agreement described in Note 3 are treated as though they were commissions and are deducted from additional paid in capital at the time the shares are issued.

Inventory

Inventory, consisting of products available for sale, is stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

Advertising

The Company expenses all costs of advertising as incurred. Advertising costs included in general and administrative expenses aggregated $10,653 in 2004 and $10,060 in 2003.

Cash And Cash Equivalents

For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Trade And Other Receivables

Trade receivables and other current receivables are stated on the balance sheet at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining collectibility, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances. During 2004, an allowance of $40,297 was recorded.

Fair Value Of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2004. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, receivables, accounts payable and accrued expenses, and notes payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature, their carrying amounts approximate fair values, or they are receivable or payable on demand. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities.

Property And Equipment

Property and equipment consists of furniture and office equipment, is stated at cost and is being depreciated using the straight-line method over the estimated economic lives of 3 to 5 years.

Impairment Of Long-Lived Assets

The Company periodically reviews the carrying amount of property, plant and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell. The Company recorded an impairment loss during 2003, as discussed in Note 13.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

Deferred Offering Costs

The Company defers costs associated with the raising of capital until such time as the offering is completed, at which time the costs are charged against the capital raised. Should the offering be terminated the costs are charged to operations during the period when the offering is terminated.

Net (Loss) Per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards ("SFAS") 128, "Earnings Per Share". Basic earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares and dilutive common share equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

Use Of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Research And Development

Research and development costs are expensed as incurred.

Segment Information

The Company follows Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" (SFAS No.
131). This statement establishes standards for the reporting of information about operating segments in annual and interim financial statements. Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker(s) in deciding how to allocate resources and in assessing performance. SFAS No. 131 also requires disclosure about products and services, geographic areas and major customers. The application of SFAS No. 131 did not affect results of operations or financial position but does require the disclosure of segment information as presented in Note 16. The Company currently operates in two business segments, and will evaluate additional segment disclosure requirements as it expands operations.

Concentrations

There have been a number of adverse legislative, regulatory, political and other developments concerning the tobacco industry that have received widespread media attention. These developments have negatively affected the perception of potential and current customers with respect to the tobacco industry, and therefore had a significant influence in the Company's decision to sell its internet tobacco products division as discussed in Notes 6 and 12.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

Translation Of Financial Statements

The Company's wholly-owned subsidiary Pluto (Note 13) operates in Norway. The financial statements are translated from a functional currency (the Norwegian Kroner) which is not the U.S. dollar, in the following manner: assets and liabilities at the year-end rate; stockholders' (deficit) at historical rates and results of operations at the daily average exchange rates for the period.

Comprehensive Income

The Company follows SFAS 130, "Reporting Comprehensive Income". SFAS 130 establishes standards for reporting and display of comprehensive income and its components in the financial statements.

Recent Pronouncements

In December 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation Number 46-R "Consolidation of Variable Interest Entities" ("FIN 46-R"), which modifies certain provisions and effective dates of FIN 46, and sets forth the criteria to be used in determining whether an entity is a variable interest entity that should be consolidated. These provisions are based on the premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity. The Company currently consolidates an entity under the provisions of FIN 46-R.

In November 2004, the FASB issued SFAS 151, "Inventory Costs." SFAS 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB 43, Chapter 4, "Inventory Pricing." Paragraph 5 of ARB 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS 151 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 152, "Accounting for Real Estate Time-Sharing Transactions." The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS 66, "Accounting for Sales of Real Estate," for real estate time-sharing transactions. SFAS 152 amends Statement 66 to reference the guidance provided in SOP 04-2. SFAS 152 also amends SFAS 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. Management does not expect adoption of SFAS 152 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions." Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 123(R), "Share-Based Payment." SFAS 123(R) amends SFAS 123, "Accounting for Stock-Based Compensation," and APB Opinion 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company's financial statements.

NOTE 2.   GOING CONCERN

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced losses from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the years ended December 31, 2004 and 2003 the Company incurred net (losses) of ($5,488,455) and ($4,902,363), respectively. At December 31, 2004, the Company had a working capital (deficit) of $(1,048,067) and stockholders' (deficit) of $(1,611,250). In addition the Company is subject to legal action (see Note 11).

The Company's ability to continue as a going concern is contingent upon its ability to secure financing and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. As discussed in Note 13, the Company purchased a wholly-owned subsidiary, Pluto and through its "Charon" Billing and Operational Support System sales, in conjunction with ComSecure(C) Controller sales, through its wholly-owned subsidiary OSSI, hopes to attain profitable operations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3.   STANDBY EQUITY DISTRIBUTION AGREEMENT

On August 16, 2001 the Company entered into an Equity Line of Credit agreement with Cornell Capital Partners, L.P. ("Cornell") which would have enabled the Company to periodically issue and sell up to 40,000,000 shares of common stock for a total purchase price of $5,000,000. As of December 31, 2003, the Company had requested one advance under the terms of the Equity Line of Credit, resulting in the issuance of 1,219,512 shares of common stock, for net cash proceeds of $5,448.

On March 23, 2004, the Company and Cornell entered into a Standby Equity Distribution Agreement ("Standby Agreement"), pursuant to which the Company may, at its discretion, periodically issue and sell to Cornell, up to $20,000,000 of the Company's common stock. The previous Equity Line of Credit agreement was terminated upon execution of the Standby Agreement. As a condition precedent to the execution of the Standby Agreement, the Company and Cornell entered into a Registration Rights Agreement, whereby the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, related to the shares issuable under the Standby Agreement. The commitment period for the Standby Agreement extends through the earlier of such time as Cornell has made aggregate advances of $20,000,000 or two years from the effective date of the registration statement.

The Company is obligated to pay a cash commitment fee to Cornell equal to 5% of each advance, payable directly from the gross proceeds of each advance, to be held in escrow, pursuant to the Escrow Agreement entered into with Cornell. Effective March 23, 2004, upon the execution of the Standby Agreement, the Company issued 490,000 shares of its common stock to Cornell at $.48 per share, $235,200. The "Commitment" shares were valued at the fair market value of the shares at March 23, 2004, the date of execution of the Standby Agreement, and are capitalized as financing costs and amortized as interest expense over the two year commitment period of the Standby Agreement. Interest expense associated with the financing costs amounted to $75,200 for the year ended December 31, 2004, at which date the unamortized balance of the financing costs was $160,000. An additional $10,000 of the Company's common stock was issued to Newbridge Securities Corporation ("Newbridge"), valued at the fair market value of the shares as of March 23, 2004 (20,833 shares at $0.48 per share).

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


On June 10, 2004, the Company filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, for the registration of 69,513,810 shares of the Company's common stock. The registration statement became effective on August 11, 2004.

As of December 31, 2004, the Company has issued 510,833 shares of its common stock to Cornell and Newbridge, with an aggregate value of $245,200 in connection with these agreements.

The Company cannot predict the total number of shares to be issued or the gross proceeds to be derived from the sale of such shares pursuant to the Standby Agreement, as the purchase price of the shares will fluctuate based on the prevailing market conditions. During the year ended December 31, 2004, 2,177,290 shares of the Company's common stock with a fair market value of $250,000 were issued, pursuant to the Standby Agreement. In addition, the Company issued two unsecured promissory notes to Cornell, bearing interest at 12% per annum, totaling $400,000, and due within one year. The Company received $363,843, net of financing costs in the amount of $36,157. As of December 31, 2004, after repayments of $250,000, the balance due is $150,000 and the accrued interest is $3,096. Subsequent to year end, this obligation and the associated accrued interest were paid in full.

Subsequent to December 31, 2004, the Company entered into additional unsecured promissory notes bearing interest at 12% per annum and due November 26, 2005, in the aggregate amount of $1,250,000. The Company received $1,140,132 net of financing costs of $109,868. The Company has repaid $300,000 of these promissory notes. In addition, pursuant to the Standby Agreement, the Company issued an additional 7,579,034 shares of its common stock for gross proceeds of $300,000, which was used for partial repayment of the promissory notes. An additional 40,000,000 shares were issued and held in escrow in connection with the $1,000,000 promissory note, effective March 3, 2005, as more fully discussed in
Note 17.

NOTE 4.   DEBENTURE AGREEMENT

In May 2004, the Company entered into a Securities Purchase Agreement, whereby up to $500,000 of 5% secured, convertible debentures may be issued. During the year ended December 31, 2004, the Company received net proceeds of $369,323 after payment of expenses in the amount of $130,677, from the sale of $500,000 worth of debentures. The investor converted $75,000 worth of the debentures for 679,855 shares of the Company's common stock. At December 31, 2004, the balance of the debentures was $425,000 and the accrued interest was $12,801.

The debentures bear interest at 5% per annum and are secured by a security agreement covering substantially all business assets. Principal plus accrued interest are either payable in full two years after the date of issue, or convertible at the Holder's option, into shares of the Company's common stock. The conversion provision entitles the Holder at any time, and from time to time, to convert all or any part of the principal plus accrued interest into the Company's $.001 par value common stock (the "Conversion Shares"), at a per share price equal to the lesser of an amount equal to (i) 120% of the quoted closing bid price of the stock on the date of the debenture agreement, or (ii) 80% of the lowest quoted closing bid price during the five trading days immediately preceding the conversion date. Interest is payable at maturity or conversion, either in cash or shares of the Company's common stock, at the Holder's option. If payment is made in the form of common stock, the value will be calculated based on the quoted closing bid price on the day the payment is due, or the day of payment, if later than the due date.

The Company, at its option, may redeem all or a portion of the outstanding debentures at a rate of 120% of the amount redeemed plus interest. In the event of redemption, the Holder will receive a warrant to purchase 50,000 shares of the Company's common stock for every $100,000 redeemed, on a pro-rata basis. Such warrants will be exercisable on a cash basis, at 120% of the quoted closing bid price on the closing date. The warrants will have "piggy back" and demand registration rights and will remain in effect for two years after the closing date. The Company was required to register the resale of the Conversion Shares under the Securities Act of 1933, as amended, pursuant to the terms of an Investor Registration Rights Agreement, attendant to the Debenture Agreement. Any discounts from the fair market value related to the above conversions will be charged to interest at the time of conversion.

Subsequent to December 31, 2004, the Company converted an additional $20,000 worth of debentures, resulting in the issuance of 417,000 shares of its common stock (see Note 16).

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE 5.   STOCKHOLDERS' (DEFICIT)

On June 9, 2004, the Company filed an Amendment to its Articles of Incorporation to increase its authorized capital to 500,000,000 shares of $.001 par value common stock.

During the year ended December 31, 2004, the Company issued 6,600,000 shares of common stock for cash consideration of $587,800. An additional 8,799,833 shares were issued in exchange for services valued at $2,016,384, the fair market value of the shares on the date the Company agreed to issue the stock. Included in those issued for services were 3,800,000 shares issued to employees of the Company at a value of $760,000. An additional 2,177,290 shares were issued in connection with the Standby Agreement discussed in Note 3 and an additional 679,855 issued in connection with the conversion of $75,000 worth of convertible debentures, as described in Note 4. Deferred stock compensation at December 31, 2004 was $543,996 to be amortized over the terms of certain consulting agreements discussed more fully in Note 15.

On June 10, 2004 the Company filed a registration statement on Form SB-2 under the Securities Act of 1933, for the registration of 69,513,810 shares of the Company's common stock. Of these, 60,513,810 shares are offered pursuant to the terms of the Standby Agreement discussed in Note 3 and 900,000 shares are for the Secured Debentures discussed in Note 4. The registration statement became effective on August 11, 2004.

In connection with the acquisition of Pluto, effective November 15, 2004, the Company issued 5,010,496 shares of its common stock for all of the issued and outstanding shares of Pluto. The shares were valued at their fair market value as of November 15, 2004 (see Note 13).

Effective December 10, 2004 the Company issued 10,000,000 shares of its common stock in exchange for 35% of the issued and outstanding shares of Central Solutions, Inc. ("Central"). The shares were valued at their fair market value as of December 10, 2004 (see Note 13). The investment in Central is accounted for under the equity method of accounting.

Subsequent to December 31, 2004, and as more fully described in Note 12, on March 17, 2005, the Company entered into a Stock Repurchase Agreement with the President of wholly-owned subsidiary OSSI, pursuant to which the Company agreed to repurchase 15,000,000 shares of the Company's common stock in exchange for $20,000 in cash and a promissory note in the amount of $220,000, plus all equipment, furniture and computers located in the OSSI offices in McClean, Virginia, as well as relinquishing all right title and interest the Company might have in certain agreements related to the SatSecure(C) technology and various associated tradenames.

Subsequent to December 31, 2004, the Company issued 5,338,000 shares of its common stock, for cash of $230,000, debenture conversion of $20,000, and in connection with the Standby Agreement (see Note 16).

During the periods covered by these financial statements the Company has issued shares of common stock without registration under the Securities Act of 1933. Although the Company believes that the sales did not involve a public offering of its securities and that the Company did comply with the "safe harbor" exemptions from registration, it could be liable for rescission of the issuances if such exemptions were found not to apply and this could have a material negative impact on the Company.

NOTE 6.    DISCONTINUED OPERATIONS

Effective July 1, 2003 the Company reached an agreement to sell its Internet tobacco products division (See Note 12). The Company agreed to dispose of the division due to the lack of working capital required to resolve the litigation issues as discussed in Note 11.

In December 2004, the Company, through its wholly-owned subsidiary OSSI, decided to discontinue its SatSecure(C) Systems division, pursuant to the terms of a Stock Repurchase Agreement with the President of OSSI, which was consummated on March 17, 2005 (see Note 12).

Operating results of discontinued operations for the years ended December 31, 2004 and 2003 are shown separately in the accompanying statements of operations.

Net sales and net income (loss) from discontinued operations are as follows:

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


                2004          2003
             ----------    ----------

Net sales    $  174,810    $2,887,704
             ==========    ==========

Net income   $ (972,734)   $  362,770
             ==========    ==========


Assets related to discontinued operations, which were included in the sale, were as follows as of December 31, 2003:


Inventory                                                       $    2,070
Property and equipment - net                                         3,295
Intangible assets - net                                             11,746
                                                                ----------
      Net assets of discontinued operations                     $   17,111
                                                                ==========


Net liabilities of discontinued operations, which were included in the Stock Repurchase Agreement, were as follows as of December 31, 2004:


Property and equipment - net                                  $    16,020
Deposits                                                            1,179
Accounts payable and accrued expenses                            (135,353)
Notes payable and accrued interest - related                      (21,741)
Accrued expenses - shareholder                                   (249,276)
                                                              -----------
      Net liabilities of discontinued operations              $  (379,171)
                                                              ===========

NOTE 7.   RELATED PARTY TRANSACTIONS

During the years ended December 31, 2004 and 2003, the Company paid $0 and $12,500, respectively, in consulting fees to related parties for services.

At December 31, 2004, the Company has recorded notes payable and accrued interest payable to the president of its subsidiary OSSI, in the aggregate amount of $21,741, including interest of $8,741. In addition, the Company owes this individual $249,276 including $210,000 of prior year accrued and unpaid wages, $19,022 of current year accrued wages and $20,054 of expense reimbursement. All of these liabilities are included in Net Liabilities of Discontinued Operations related to the SatSecure(C) System division at December 31, 2004 (see Note 6), and payment of these obligations is incorporated into the Stock Repurchase Agreement discussed in Notes 5 and 12.

Accrued expenses - related party includes an aggregate of $300,000 of unpaid prior year bonuses to employees and the Company's website designer, all of whom are also shareholders, plus $93,380 of current year accrued wages and $5,957 of expense reimbursements payable to the Company's employees/shareholders.

During the year ended December 31, 2004, the Company paid $100,200 to its affiliate Mercury (Note 14), as well as $74,864 to a company affiliated with certain shareholders, for the cost of materials related to its ComSecure Controller product, which amounts are included in cost of goods sold.

NOTE 8.   INCOME TAXES

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes", which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized. The types of temporary differences between the tax basis of assets and their financial reporting amounts that give rise to a significant portion of the deferred tax asset are as follows:

                                              Reconciling Item        Tax
                                                                    Effect
                                                 ----------       ----------
Net operating loss carryforward                  $4,617,000       $1,570,000
                                                 ==========       ==========

A capital loss carryforward of $25,000 expired in 2004 and the net operating loss carryforward will expire through 2024.

The deferred tax asset has been fully reserved as of December 31, 2004. The change in the valuation allowance for the deferred tax asset during the year ended December 31, 2004 was an increase of $292,000. The principal difference between the net operating loss for financial reporting purposes and income tax purposes results from non-cash interest and services.

NOTE 9.  STOCK BASED COMPENSATION

Stock Options

The Company has a compensatory stock option plan. Under the plan, the Company may grant options for up to 4,000,000 shares of common stock. The exercise price of each option shall be determined by the Compensation Committee or by the CEO with reference to factors such as current fair market value of the common stock, net book value per share, regular or other remuneration already being received by the optionee. The maximum term of the options is five years and they vest on the date granted. All options outstanding at December 31, 2004 have been granted to employees.

      Summarized information relative to the Company's stock option plan is as follows:


                                                               Weighted
                                                                Average
                                          Number of Shares  Exercise Price
                                          ----------------  --------------

Outstanding at January 1, 2004               1,350,000            0.08
Granted                                          --                 --
Exercised                                        --                 --
Forfeited                                    (600,000)              --
                                          -----------        ---------
Outstanding at December 31, 2004              750,000            $0.08
                                          ===========        =========


An option for 600,000 shares expired in 2004 and an option for 750,000 shares expires in 2006.

The effect of applying SFAS 123 pro forma net (loss) is not necessarily representative of the effects on reported net income (loss) for future years due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years.

NOTE 10.    STOCK PURCHASE WARRANT

During the year ended December 31, 2001 the Company issued a stock purchase warrant, exercisable for 300,000 shares of common stock, expiring on August 16, 2006. The exercise price of the warrant is the lower of (i) 120% of the closing price of the Company's stock on August 16, 2001, or (ii) the lowest price at which the Company issues or sells common stock subsequent to August 16, 2001. After such adjustment, the number of shares is also adjustable by the former exercise price multiplied by the number of shares divided by the new exercise price.

During the year ended December 31, 2002 the Company was required to change the terms of the warrant. As of December 31, 2004 the warrant is exercisable into 1,440,000 shares of common stock at $0.03 per share. The warrant expires on August 16, 2006.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE 11.    CONTINGENT LIABILITY

On April 1, 2003, the State of California filed a civil action in the Superior Court of California, County of San Diego, against the Company's subsidiary, alleging sales of cigarettes to minors, deceptive failure to file Jenkins Act reports and inform California consumers that they are required to pay sales taxes to California. Based on these factual assertions, the suit's three counts allege false or misleading advertising under California Business and Profession Code 17500: failure to notify California purchasers of their obligations under California Revenue and Business and Professions Code 17200. The suit sought injunctive relief and assessment of civil penalties of $2,500 for each violation, and the State of California settled for $25,000 in May 2004.

On April 1, 2003, the State of Washington filed a civil action in the State of Washington, King County Superior Court against the Company's subsidiary alleging sales of cigarettes to minors, deceptive failure to file Jenkins Act reports and inform Washington consumers that they are required to pay sales taxes to the State of Washington. The suit's four counts alleged unfair business practice, unfair method of compensation and misrepresentation. The suit sought injunctive relief restraining Nexicon, Inc. from continuing to engage in unlawful conduct, restitution to consumers and civil penalties of up to $2,000 per violation, plus attorneys' fees and costs. Subsequent to December 31, 2003, the parties agreed to settle for $10,000, which funds were released from escrow in April 15, 2004.

On April 1, 2003, the State of Oregon filed a civil action in the State of Oregon, Marion County against the Company's subsidiary alleging the sale of one carton of cigarettes to a minor using her mother's name and credit card, in violation of State Unlawful Trade Practices Act. The suit sought to enjoin the Company from doing business in Oregon, and was settled out of court, in the fall of 2003, for $2,000, with no admission of liability.

On January 28, 2003, the Company was named in a civil suit filed by the City of New York as one of approximately a dozen defendants who are engaged in the business of internet online tobacco sale. The suit alleges that the Company failed to report the names and addresses of its customers to taxing authorities. The extent of the city's damages is yet to be determined at trial.

On July 10, 2003, the State of Vermont, filed a civil action in Chittenden County against the Company's subsidiary, alleging the sale of cigarettes to a minor in violation of seven Vermont Statutes, deceptive failure to file Jenkins Act reports and inform the Vermont consumers they are required to pay Vermont sales taxes. The suit sought to enjoin the Company from doing business in the State of Vermont, pay civil damages of up to $10,000 for each sale to a minor, plus attorney's fees and expenses. The State of Vermont settled for $4,000 in April 2004.

During 2003, the State District Court of Travis County, Texas alleged that the Company did not take effective measures to prevent the sale of tobacco products to minors, in violation of the Texas Deceptive Trade Practices - Consumer Protection Act. This case was settled in September 2004 for $3,000.

In the remaining City of New York case, the Company has contested the allegations and believes it has meritorious defenses. It is uncertain what affect the Company's sale of its Internet tobacco products will have on the pending lawsuit. Outside counsel for the Company has advised that at this stage in the proceedings they cannot offer an opinion as to the probable outcome of the case.

NOTE 12.    SALE OR DISPOSITION OF BUSINESS

Internet Tobacco Products

Effective on July 1, 2003 the Company agreed to sell its Internet tobacco products business to American CigCo, LLC (ACC). In conjunction with this purchase ACC agreed to purchase 2,000,000 shares of the Company's common stock. The purchase price aggregated $3,000,000 in the form of 2 notes payable as follows:

      o Payment for the assets of the business in the form of a note in the amount of $200,000 payable in 12 equal monthly installments of $16,667 commencing on August 1, 2003. The balance of the note is $64,036 at December 31, 2004.

      o Payment for the 2,000,000 common shares is payable in the form of a $2,800,000 note with interest at 7% per annum, on an interest only basis. The interest payments are due annually commencing on July 31, 2004 and the principal balance is due on July 31, 2008. Accrued

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


            interest receivable of $98,000 has not been reflected in the accompanying financial statements, as recognition will occur as proceeds are received.

Because the sale of the business and the common shares were made to a thinly capitalized entity and significant uncertainties exist related to the collectibility of the amounts due, the gain from the sale of the business will be deferred until such time as the proceeds are collected or until such time as the cash flows from the operating activities of the business sold are sufficient to fund the debt service. The deferred portion of the gain on the sale of the business aggregating $46,925 at December 31, 2004 is reflected as deferred revenue (see discontinued operations at Note 6).

In addition, interest income from the $2,800,000 note receivable will be recognized as the proceeds are collected and the unpaid portion of the principal balance will be recorded as a reduction of stockholders' equity.

Satsecure(C) Systems

In December 2004, the Company decided to discontinue operations of its OSSI SatSecure(C) Systems business, pursuant to the terms of a Stock Repurchase Agreement which was consummated March 17, 2005. The Company agreed to repurchase 15,000,000 shares of its common stock held by the president of OSSI for a total purchase price of $240,000 payable as $20,000 at closing and a note payable for $220,000 payable in successive $20,000 increments on or before the 15th of the month for 11 consecutive months, plus equipment located in the OSSI facility with a net book value of $16,020, which is included in net liabilities of discontinued operations at December 31, 2004. In addition, the Company relinquished all right title and interest in any agreements associated with the SatSecure(C) technology and to various associated tradenames. Accordingly, all revenues and associated costs related to the SatSecure(C) product are reflected as discontinued operations in the accompanying financial statements (Note 6).

NOTE 13.    ACQUISITION OF ASSETS AND LOSS ON ASSET IMPAIRMENT

OSSI

Effective November 19, 2003, Nexicon, Inc. entered into a merger agreement with Orion Security Services, Inc. ("OSSI"), a Wisconsin corporation in the development stage, that provides secure computer network and management solutions, and video surveillance systems via satellite communication. The business combination has been accounted for as a purchase. The results of operations of OSSI have been included in the accompanying financial statements since the effective date of the acquisition. In exchange for all of the issued and outstanding common shares of OSSI, the Company issued 50,000,000 shares of its common stock valued at $4,500,000. The shares were valued at $.09 per share, the fair market value at November 19, 2003. As of December 31, 2003, the Company recorded a loss on asset impairment related to this investment, in the amount of $4,500,000, which was charged to operations.

The purchase price was allocated as follows:

             Current assets                             $  1,057

             Property and equipment                        9,613

             Current liabilities                       (242,238)

             Net liabilities acquired                $ (231,568)

The assets acquired and liabilities assumed were recorded at the historical basis of OSSI. The excess of the purchase price paid over the value of the assets acquired was recorded as impairment of assets of $4,500,000 in 2003.

PLUTO

Effective November 15, 2004, the Company entered into a share exchange agreement with Pluto Communications International, AS ("Pluto") a Norwegian company, that provides a range of billing and customer care solutions for telecommunication carriers and service providers via their "Charon" billing and customer care real-time, client/server system. Pursuant to a Share Exchange Agreement between the Company and Pluto, Inc., dated June 16, 2004, and amended on November 15, 2004, to change the date of Closing to the date thereof, the Company issued 5,010,496 shares of common stock to Pluto in exchange for all of the issued and

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

outstanding common stock of Pluto, which consists of 2,385,950 shares of common stock. The business combination has been accounted for as a purchase. The shares were valued at $.12 per share, the fair market value at November 15, 2004 ($601,260). The results of operations of Pluto have been included in the accompanying financial statements since the effective date of the acquisition. Pluto will continue its operations in Norway and will operate as a 100% wholly owned subsidiary of the Company.

The purchase price was allocated as follows:

                           Current assets                    $   93,327
                           Property and equipment                37,283
                           Other assets                           7,221
                           Current liabilities                 (221,202)
                                                             ----------
                           Net liabilities acquired          $  (83,371)
                                                             ==========

The assets acquired and liabilities assumed were recorded at fair value, which equals the historical cost basis of Pluto, translated from the functional currency of Norwegian Kroner into U.S. dollars as of the date of acquisition, November 15, 2004. Included in restricted cash, is $23,688 temporarily restricted to cover a portion of the Pluto employees' payroll tax withholdings, as required by Norwegian law. Since the funds are periodically remitted to the related taxing authorities, this amount is presented as a current asset at December 31, 2004. The excess of the purchase price paid over the value of the assets acquired, has been recorded as purchased research and development in the amount of $601,260 and charged to operations during the period ended December 31, 2004. There have been no in-process research and development costs incurred by Pluto since the date of acquisition.

The following unaudited summarized pro forma information assumes the acquisition had occurred on January 1, 2004:

                           Net sales                  $    731,385
                                                      ============
                           Net (loss)                 $ (6,039,227)
                                                      ============
                           (Loss) per share:
                             Basic and diluted        $       (0.6)
                                                      ============

Central Solutions

Effective December 10, 2004, the Company entered into a marketing and distribution agreement with Central Solutions, Inc. ("Central"), a Delaware corporation, whereby the Company granted Central the right to market, distribute and support any and all technology directly or indirectly controlled, licensed, owned joint ventured or otherwise approved for the Company, exclusively in the healthcare markets in the U.S. and Canada. In connection with this, the Company issued 10,000,000 shares of its restricted common stock in exchange for 35% of Central's issued and outstanding common stock. The excess of the purchase price paid over the value of the assets acquired, has been recorded as purchased research and development in the amount of $902,000 and charged to operations during the period ended December 31, 2004. There have been no in-process research and development costs incurred by Central since the date of acquisition.

Mercury Mobile

Effective May 18, 2004, the Company entered into a Stock Purchase Agreement with Mercury Mobile AS ("Mercury"), a Norwegian Corporation, whereby the Company purchased 58,845 shares (2.5% of the then issued and outstanding Mercury shares) of Mercury for cash in the amount of $147,851. Management of the Company believes this investment to be fully realizable, therefore no impairment has been recorded as of December 31, 2004. During the year ended December 31, 2004, the Company paid $100,200 to Mercury for certain materials related to its ComSecure Controller product, which amount is included in cost of goods sold (see Note 7).

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE 14.    EXCLUSIVE PURCHASE AND SUPPLY AGREEMENT

Effective October 27, 2003, the Company through its wholly-owned subsidiary OSSI, entered into an exclusive purchase and supply agreement for certain specialized equipment, with the manufacturer, a foreign entity. The term of the agreement extends through December 31, 2006 and provides for two automatic two-year extensions. The agreement calls for an annual minimum purchase quota of (pound)160,000, denominated in UK Pounds. Pursuant to the terms of the Stock Repurchase Agreement discussed in Note 12., this agreement transferred to the president of OSSI, therefore as of March 17, 2005, the Company has no further obligation under this agreement.

NOTE 15.   COMMITMENTS

Operating Leases

On January 29, 2004, the Company entered into an operating lease agreement for office space for its subsidiary, OSSI. The term commences February 1, 2004 and continues through April 30, 2007. The Company remains liable on the OSSI lease through its term and is actively pursuing a sublessee, since the McClean, VA operations have been discontinued (see Notes 6 and 12). Effective April 1, 2004, the Company entered into an operating lease agreement for its corporate headquarters in Albuquerque, NM, commencing April 1, 2004 and continuing through March 31, 2006.

Future minimum lease payments pursuant to these agreements are as follows:

                        Year ended
                        December 31                      Amount
                        -----------                      ------

                           2005                        $ 85,720
                           2006                          87,781
                           2007                          24,253
                                                       --------
                                                       $197,754
                                                       ========

Aggregate rent expense amounted to $74,040 and $18,968 for the years ended December 31, 2004 and 2003, respectively, of which $22,508 and $3,302, respectively are included in discontinued operations (Note 6) and $51,532 and $15,666, respectively, are included in general and administrative expenses.

Consulting Agreements

Effective June 1, 2004, the Company entered into an agreement for financial consulting services. As consideration for the services, the Company issued 3,000,000 shares of its restricted common stock to this individual. The shares were valued at the fair market value of the stock on the effective date of the agreement, and will have piggy-back registration rights for a period of three years. As of December 31, 2004, $667,342 has been expensed as stock compensation and $472,658 is reflected as deferred stock compensation. In addition, the Company has agreed to issue 1,500,000 and 1,500,000 additional shares to the consultant at September 1, 2005 and 2006, respectively, at prices to be determined in the future, based on the then fair market value of the stock.

Effective June 14, 2004, the Company entered into a one year agreement for research and public relations services to be provided through June 15, 2005. As consideration for these services, the Company issued 186,000 shares of its restricted common stock. The shares were valued at the fair market value of the stock on the effective date of the agreement. As of December 31, 2004, $33,673 has been expensed as stock compensation and $20,267 is reflected as deferred stock compensation.

Effective November 3, 2004, the Company entered into a twelve month agreement for investor /media relations consulting services to be provided through November 30, 2005 and continuing on a month to month basis thereafter. The agreement calls for monthly payments of $7,500 plus approved expenses. As a condition to the agreement, the Company issued 499,500 shares of its restricted common stock to the consultant. The shares were valued at the fair market value of the stock on the effective date of the agreement. As of December 31, 2004, $8,869 has been expensed as stock compensation and $51,071 is reflected as

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

deferred stock compensation. In addition, the Company has agreed to issue the consultant 45,500 shares of its restricted common stock per month, throughout the term of the engagement. Further, and subject to certain performance objectives, the consultant will be eligible for a discretionary bonus of up to 1,000,000 shares. In the event the Company files a registration statement, the consultant shares will have "piggy-back" and demand registration rights.

NOTE 16.   REPORTABLE SEGMENTS

The Company has two reportable segments, billing solutions systems and network security and video surveillance systems. The accounting policies of the segments are substantially the same as those described in the summary of significant accounting policies, as presented in Note 1. All revenues generated in the segments are external. For the years ended December 31, 2004 and 2003, the total reportable segment information is as follows:

                                                                        Network
                                                                     Security and
                                                       Billing           Video
                                                      Solutions      Surveillance                        Total as
                                                       Systems          Systems         Corporate        Reported
                                                       -------          -------         ---------        --------

For the year ended December 31, 2004:
Reportable segments
    External revenues                                     $ 47,480       $  448,510        $       -      $   495,990
    Depreciation and amortization                           17,644            4,318              867           22,859
    Operating (loss)                                     (202,979)        (545,026)      (4,011,971)      (4,759,976)
    Assets                                                  73,756            3,265          376,550          453,571
    Capital Expenditures                                     2,000           10,994               --           12,994

For the year ended December 31, 2004:
Reportable segments
    External revenues                                    $      --        $      --        $      --        $      --
    Depreciation and amortization                               --              271            1,012            1,283
    Operating (loss)                                            --               --      (5,223,527)      (5,223,527)
    Assets                                                      --            8,296          144,260          152,556
    Capital Expenditures                                        --         (15,621)            6,279          (9,342)

External revenues for groups of similar products and services, consisted principally of the ComSecure(TM) network security system, ($448,510) and telephone billing systems ($47,480). The security segment is operating and has derived its revenues from a single customer in the United States during the year ended December 31, 2004, and had no revenues in 2003. The Billing solutions systems segment is operating in Norway and has derived its revenues in Norway and Sweden in 2004.


NOTE 17.    SUBSEQUENT EVENTS

Stock Issuance

Subsequent to December 31, 2004, the Company issued an aggregate of 500,000 shares of its common stock for cash in the amount of $30,000, 417,000 shares in connection with the conversion of $20,000 worth of debentures, as well as 7,579,034 shares in connection with the Standby Agreement (Note 3).

On January 14, 2005, the Company issued an unsecured promissory note to Cornell in the amount of $250,000 and received net proceeds of $225,033 after payment of financing costs of $24,967. Effective March 3, 2005, the Company issued an additional unsecured promissory to Cornell in the amount of $1,000,000 and received net proceeds of $915,099, after payment of financing costs of $84,901. The loan is evidenced by a promissory note dated March 3, 2005, which bears interest at a rate of 12% per annum and is due within 296 days of the execution of the note (November 26, 2005), unless otherwise mutually extended. As a condition precedent to the loan and per the Standby Agreement, the Company agreed to issue and hold in escrow 40,000,000 shares of its common stock to be released in connection with repayment of the loan.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Nexicon, Inc. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

                            -------------------------

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

      o     except the common stock offered by this prospectus;

      o in any jurisdiction in which the offer or solicitation is not authorized;

      o in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

      o to any person to whom it is unlawful to make the offer or solicitation; or

      o to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

      o there have been no changes in the affairs of Nexicon, Inc. after the date of this prospectus; or

      o the information contained in this prospectus is correct after the date of this prospectus.

                            -----------------------

Until __________, 2005, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.






                             ----------------------

                                   PROSPECTUS

                              ---------------------



                             Shares of Common Stock



                                  NEXICON, INC.






                               _____________, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification Of Directors And Officers

         Nexicon's bylaws provide that we have the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of our Company. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification,
(ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.

Item 25.  Other Expenses Of Issuance And Distribution

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All expenses will be paid by Nexicon.

         United States Securities and Exchange Commission registration fee             $       629.88
         Printing and engraving fees*                                                  $     2,500.00
         Accounting fees and expenses*                                                 $    20,000.00
         Legal fees and expenses                                                       $    50,000.00
         Miscellaneous (including Blue Sky fees, transfer agent fees and registrar     $    11,870.12
                                                                                       --------------
         fees)*

         Total Estimated Expenses                                                      $       85,000
                                                                                       ==============

                *Estimated


Item 26.  Recent Sales of Unregistered Securities

         During the last three years, Nexicon has issued the following unregistered securities:

         Since March 31, 2005, the Company issued an aggregate of 3,000,000 shares of its common stock for cash in the amount of $60,000 and 400,000 shares as compensation to employees.

         On July 5, 2005, we entered into the 2005 Standby Equity Distribution Agreement, effective as of June 24, 2005, pursuant to which, at our discretion, we may periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the 2005 Standby Equity Distribution Agreement, Cornell Capital Partners will pay Nexicon 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the 2005 Standby Equity Distribution Agreement. In light of the limitations contained in the 2005 Standby Equity Distribution Agreement, we would need to submit a $300,000 advance request approximately every six trading days for 24 months in order to attain the full $20,000,000 available under the 2005 Standby Equity Distribution Agreement; however, we do not currently have sufficient shares given the current price of our stock to permit the delivery of the securities required to obtain the maximum $20,000,000 available under the 2005 Standby Equity Distribution Agreement.

         On July 5, 2005, we refinanced the 2004 Secured Convertible Debentures as the 2005 Secured Convertible Debentures in the principal amount of $380,000, effective as of June 24, 2005. The 2005 Secured Convertible is convertible at the holder's option any time up to maturity at a conversion price per share equal to $0.01. At maturity, the remaining unpaid principal and accrued interest under the 2005 Secured Convertible Debenture shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to $0.01. The 2005 Secured Convertible Debenture is secured by substantially all of our assets, and accrues interest at a rate of 5% per year and have a 2-year term. On July 1, 2005, the Company issued 1,086,957 shares of its common stock to Cornell Capital Partners for conversion of $20,000 under the 2005 Debenture. As of July 7, the balance of the Debenture balance was $360,000 and the accrued interest was $25,115.

         During the quarter ended March 31, 2005, the Company issued an aggregate of 500,000 shares of its common stock for cash in the amount of $30,000.

         On January 14, 2005, the Company issued an unsecured promissory note to Cornell Capital Partners in the amount of $250,000 and received net proceeds of $225,033 after payment of financing costs of $24,967. Effective March 3, 2005, the Company issued an additional unsecured promissory note to Cornell Capital Partners in the amount of $1,000,000 and received net proceeds of $915,099, after payment of financing costs of $84,901. The loan is evidenced by a promissory note dated March 3, 2005, which bears interest at a rate of 12% per annum and is due within 296 days of the execution of the note (November 26, 2005), unless otherwise mutually extended. As a condition precedent to the loan, the Company agreed to issue and hold in escrow 40,000,000 shares of its common stock to be released in connection with repayment of the loan. 40,000,000 shares were issued and held in escrow in connection with the $1,000,000 promissory note.

         During the year ended December 31, 2004, the Company issued 6,600,000 shares of common stock for cash consideration of $587,800. An additional 8,799,833 shares were issued in exchange for services valued at $2,016,384, the fair market value of the shares on the date the Company agreed to issue the stock. Included in those issued for services were 3,800,000 shares issued to employees of the Company at a value of $760,000. Deferred stock compensation at December 31, 2004 was $543,996 to be amortized over the terms of certain consulting agreements.

         Effective December 10, 2004, the Company entered into a marketing and distribution agreement with Central Solutions, Inc. ("Central"), a Delaware corporation, whereby the Company granted Central the right to market, distribute and support any and all technology directly or indirectly controlled, licensed, owned joint ventured or otherwise approved for the Company, exclusively in the healthcare markets in the U.S. and Canada. In connection with this, the Company issued 10,000,000 shares of its restricted common stock in exchange for 35% of Central's issued and outstanding common stock.

         On November 15, 2004, Nexicon, Inc. purchased all of the outstanding common stock of Pluto Communications International, AS ("Pluto") a Norwegian company, that provides a range of billing and customer care solutions for telecommunication carriers and service providers via their Charon billing and customer care real-time, client/server system. In the stock for stock purchase, Nexicon, Inc. issued 5,010,496 shares of common stock in exchange for all of the issued and outstanding common stock of Pluto Communications International, AS.

         Nexicon acquired the stock of Pluto from the following people in exchange for the number of shares of Nexicon's common stock set forth opposite their names:

                                                                                      Number of
           Name                     Number of shares           Name                     shares
--------------------------        -------------------  ---------------------       --------------
Teigland Eindom AS                 1,117,043            Nordea Liv Norge AS             155,400
Mercury Mobile AS                    827,820            Holberg @                       133,980
Frank Mjos                           656,250            Tommy Eide                      105,000
Toman Invest AS                      388,500            Lie Invest AS                    38,850
Tommy Stiansen                       262,500            Rune Svendsen                    34,965
Reidar Asphaug                       262,500            Jens Petter Teigland             31,248
Svein Erik Fauskanger                262,500            Vest Kapital AS                  26,250
Eiendomsgruppen Vest AS              242,498            Anders Giske                      7,770
Holberg Norden                       235,200            Eivind Boe                        5,250
Holberg Norge                        216,972                                        -----------

                                                        Total Shares                  5,010,496
                                                                                    ===========

         In May 2004, the Company entered into a Securities Purchase Agreement, whereby up to $500,000 of 5% secured, convertible debentures may be issued. During the year ended December 31, 2004, the Company received net proceeds of $369,323 after payment of expenses in the amount of $130,677, from the sale of $500,000 worth of debentures. The Investor converted $75,000 worth of the debentures for 679,855 shares of its common stock. The 2004 Secured Convertible Debentures were mutually terminated by Nexicon and Cornell Capital Partners pursuant to the Termination Agreement; however, the principal amounts and accrued interest outstanding under the 2004 Secured Convertible Debenture were refinanced under the 2005 Secured Debenture in the principal sum of $380,000.

         On March 23, 2004, Nexicon entered into the 2004 Standby Equity Distribution Agreement with Cornell Capital Partners, LP. This agreement replaced the Equity Line of Credit Agreement entered into in September 2001. Pursuant to this agreement, Nexicon may, at its discretion for up to two years, periodically issue and sell shares of common stock for a total purchase price of $20 million. If Nexicon requests an advance under the 2004 Standby Equity Distribution Agreement, Cornell Capital Partners will purchase shares of common stock for 99% of the volume weighted average price on the Over-the-Counter

Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Cornell Capital Partners intends to sell any shares purchased under the 2004 Standby Equity Distribution Agreement at the market price. On June 10, 2004 the Company filed the 2004 Registration Statement for the registration of 69,513,810 shares of the Company's common stock. The 2004 Registration Statement became effective on August 11, 2004. Effective March 23, 2004, upon the execution of the 2004 Standby Equity Distribution Agreement, the Company issued 490,000 shares of its common stock to Cornell Capital Partners at $0.48 per share, plus 20,833 shares of its common stock to Newbridge Securities Corporation, the Placement Agreement, at $0.48 per share. The total fees of $245,000 are capitalized as financing costs net of $85,200 amortization of non-cash interest expense in the accompanying financial statements, in the amount of $160,000 at December 31, 2004.

         On November 19, 2003, Nexicon, Inc. purchased all of the outstanding common stock of OSSI. In the stock for stock purchase, Nexicon issued 50,000,000 shares of common stock in exchange for all of the issued and outstanding common stock of OSSI. The shares were at valued $0.09 per share, the fair market value at November 19, 2003.

         In 2003, Nexicon acquired the stock of OSSI from the following people in exchange for the number of shares of Nexicon's common stock set forth opposite their names:

           Name:                                      No. of Shares:
--------------------------                        -----------------------
Robert V. Demson                                         26,000,000
Francisco Urrea, Jr.                                     20,000,000
Paul B. Goldberg                                          1,800,000
Harry A. Montefusco                                       1,800,000
John F. Morrison                                            400,000

         In October 2003, Nexicon issued 1,000,000 shares of common stock to Francisco Urrea, Jr. , a director at the time of the issuance, for consulting fees.

         Effective July 1, 2003, Nexicon agreed to sell its Internet tobacco products business to American Indian CigCo, LLC ("AIC"). In conjunction with this sale, AIC agreed to purchase 2,000,000 shares of Nexicon's common stock for $2,800,000 payable in the form of a promissory note bearing interest at 7% per year. Interest payments are due annually commencing July 31, 2004 and the principal is due July 31, 2008. In November 2004, the agreement was amended to effect monthly interest-only payments at an annual rate of 4.223%, commencing December 31, 2004, with the principal due on or before December 31, 2009, at AIC's option. To date, AIC has paid no interest on the note.

         In August 2002, Nexicon issued a total of 5,000,000 shares of common stock valued at $150,000 as follows: 1,000,000 shares each to Richard Urrea, Daniel Urrea, Brent Wolford, Lynnette Budagher and Trey Urrea.

         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. In each instance, the purchaser had access to sufficient information regarding Nexicon so as to make an informed investment decision. More specifically, Nexicon had a reasonable basis to believe that each purchaser was either an accredited investor as defined in Regulation D of the 1933 Act or otherwise had the requisite sophistication to make an investment in Nexicon's common stock.

Exhibits Required by Item 601 of Regulation S-B


      (a) The following exhibits are filed as part of this registration statement:

Exhibit No.           Description                                              Location
-----------           -----------                                              --------
2.1                   Acquisition Agreement between Ave and DMI                Incorporated  by  reference  to Exhibit  2.1 to
                                                                               the  Company's  Annual Report on Form 10-KSB as
                                                                               filed   with  the   Securities   and   Exchange
                                                                               Commission on April 16, 2001

2.2                   Letter of Intent between Ave and Nexicon dated July 9,   Incorporated  by  reference  to Exhibit  2.2 to
                      1999                                                     the  Company's  Annual Report on Form 10-KSB as
                                                                               filed   with  the   Securities   and   Exchange
                                                                               Commission on April 16, 2001

3.1                   Certificate of Amendment to Change name to Ave, Inc.     Incorporated  by  reference  to Exhibit  2.7 to
                      dated 5/7/90                                             the  Company's  Annual Report on Form 10-KSB as
                                                                               filed   with  the   Securities   and   Exchange
                                                                               Commission on April 16, 2001

3.2                   Certificate of Agreement of Merger of DeLuxe Onyx        Incorporated  by  reference  to Exhibit  2.8 to
                      Company dated January 23, 1987                           the  Company's  Annual Report on Form 10-KSB as
                                                                               filed   with  the   Securities   and   Exchange
                                                                               Commission on April 16, 2001

3.3                   Certificate and Agreement of Merger of DeLuxe dated      Incorporated  by  reference  to Exhibit  2.9 to
                      1/23/87                                                  the  Company's  Annual Report on Form 10-KSB as
                                                                               filed   with  the   Securities   and   Exchange
                                                                               Commission on April 16, 2001

3.4                   Certificate Amending Certificate of Incorporation        Incorporated  by  reference  to Exhibit 2.10 to
                      dated January 23, 1987                                   the  Company's  Annual Report on Form 10-KSB as
                                                                               filed   with  the   Securities   and   Exchange
                                                                               Commission on April 16, 2001

3.5                   Ave, Inc. By Laws                                        Incorporated  by  reference  to Exhibit  3.0 to
                                                                               the  Company's  Annual Report on Form 10-KSB as
                                                                               filed   with  the   Securities   and   Exchange
                                                                               Commission on April 16, 2001

3.6                   Articles in Incorporation of Nexicon, Inc. the Wholly    Incorporated  by  reference  to Exhibit 21.1 to
                      Owned Subsidiary Nexicon, Inc. (formerly Ave, Inc.)      the  Company's  Annual Report on Form 10-KSB as
                                                                               filed   with  the   Securities   and   Exchange
                                                                               Commission on April 16, 2001

3.7                   Certificate of Amendment to Articles of Nexicon, Inc.    Incorporated  by  reference  to Exhibit 21.2 to
                      to change name from Ave, Inc. to Nexicon, Inc.           the  Company's  Annual Report on Form 10-KSB as
                                                                               filed   with  the   Securities   and   Exchange
                                                                               Commission on April 16, 2001

3.8                   Certificate of Amendment of Nexicon, Inc.                Incorporated  by  reference  to Exhibit 21.3 to
                                                                               the  Company's  Annual Report on Form 10-KSB as
                                                                               filed   with  the   Securities   and   Exchange
                                                                               Commission on April 16, 2001

3.9                   By-Laws of Nexicon, Inc.                                 Incorporated  by  reference  to Exhibit 21.5 to
                                                                               the  Company's  Annual Report on Form 10-KSB as
                                                                               filed   with  the   Securities   and   Exchange
                                                                               Commission on April 16, 2001

Exhibit No.           Description                                              Location
-----------           -----------                                              --------
3.10                  Articles of Amendment and Restatement to Articles of     Incorporated  by  reference  to Exhibit 3.10 to
                      Incorporation of AVE, Inc.                               Nexicon's  Registration  Statement on Form SB-2
                                                                               filed   with  the   Securities   and   Exchange
                                                                               Commission on September 13, 2001

3.11                  Certificate of Amendment to Articles of Incorporation    Incorporated  by  reference  to Exhibit 3.11 to
                      of Nexicon, Inc. filed with Nevada Secretary of State    Nexicon's  Registration  Statement on Form SB-2
                      on August 9, 2001                                        filed   with  the   Securities   and   Exchange
                                                                               Commission on September 13, 2001

4.1                   Stock Specimen                                           Incorporated  by  reference  to Exhibit  2.4 to
                                                                               the  Company's  Annual Report on Form 10-KSB as
                                                                               filed   with  the   Securities   and   Exchange
                                                                               Commission on April 16, 2001

5.1                   Opinion re: Legality                                     Provided herewith

10.1                  Promissory note from Nexicon, Inc. to Francisco          Incorporated  by reference to Exhibit 99 to the
                      Urrea, Jr.                                               Company's Annual Report on Form 10-KSB as filed
                                                                               with the Securities and Exchange  Commission on
                                                                               April 16, 2001

10.2                  May Davis Extension Agreement                            Incorporated  by reference to Exhibit 99 to the
                                                                               Company's   Quarterly  Report  on  Form  10-QSB
                                                                               filed   with  the   Securities   and   Exchange
                                                                               Commission on January 4, 2001

10.3                  R. Gene Klawetter Letter of Resignation                  Incorporated  by  reference  to Exhibit 99.2 to
                                                                               the  Company's  8-K filed  with the  Securities
                                                                               and Exchange Commission on August 22, 2000

10.4                  Lease Agreement                                          Incorporated  by  reference  to Exhibit 99.3 to
                                                                               the  Company's  8-K filed  with the  Securities
                                                                               and Exchange Commission on August 22, 2000

10.5                  Asset Purchase and Investment agreement dated            Incorporated  by reference to Exhibit  10.11 to
                      June 13, 2003 between Nexicon, Inc. and                  the  Company's  Quarterly  Report on Form 10QSB
                      American Indian Cigco, LLC.                              as  filed  with  the  Securities  and  Exchange
                                                                               Commission on August 19, 2003.

10.6                  One Year Installment Note dated June 13, 2003,  between  Incorporated  by reference to Exhibit  10.12 to
                      Cyco.net, Inc. and American Indian Cigco, LLC.           the  Company's  Quarterly  Report on Form 10QSB
                                                                               as  filed  with  the  Securities  and  Exchange
                                                                               Commission on August 19,2003

10.7                  Five Year Capital Note dated June 13, 2003,              Incorporated  by reference to Exhibit  10.13 to
                      among Nexicon, Inc., American Indian Cigco, LLC          the  Company's  Quarterly  Report on Form 10QSB
                      and CigCo-Epic Venture.                                  as  filed  with  the  Securities  and  Exchange
                                                                               Commission on August 19, 2003

Exhibit No.           Description                                              Location
-----------           -----------                                              --------
10.8                  Purchase  Agreement  dated  November  19, 2003  between  Incorporated  by reference to Exhibit 10.14 to
                      Cyco.net, Inc. and Orion Security Services, Inc.         the Company's  Current  Report on Form 8K dated
                                                                               November  19,  2003 filed with the  Securities
                                                                               and Exchange Commission on December 4, 2003.

                      Employment  Agreement  dated  as  of  January  1,  2004  Incorporated  by reference to Exhibit  10.18 to
10.9                  between Cyco.net and Richard Urrea                       the  Company's  Annual  Report on Form 10KSB as
                                                                               filed   with  the   Securities   and   Exchange
                                                                               Commission on April 13,2004

10.10                 Employment  Agreement  dated  as  of  January  1,  2004  Incorporated  by reference to Exhibit  10.19 to
                      between Cyco.net and Daniel Urrea                        the  Company's  Annual  Report on Form 10KSB as
                                                                               filed   with  the   Securities   and   Exchange
                                                                               Commission on April 13, 2004

10.11                 Share  Exchange  Agreement  dated as of June  16,  2004  Incorporated  by  reference  to Exhibit 99.1 to
                      between   the   Company   and   Pluto    Communications  the  Company's  Current  Report  on  Form 8K as
                      International A.S.                                       filed on March 2, 2004

10.12                 Amendment  to  Share  Exchange  Agreement  between  the  Incorporated  by  reference  to Exhibit 99.2 to
                      Company  and Pluto  Communications  International  A.S.  the  Company's  Current  Report  on  Form 8K as
                      dated as of November 15, 2004                            filed on March 2, 2005

10.13                 Repurchase   Agreement  dated  as  of  March  17,  2005  Incorporated  by  reference  to Exhibit 99.1 to
                      between Nexicon and Robert V. Demson                     the  Company's  Current  Report  on  Form 8K as
                                                                               filed on March 19, 2005


10.14                 Standby Equity Distribution  Agreement,  dated June 24,  Incorporated  by  reference  to Exhibit 99.1 to
                      2005, by and between Cornell Capital  Partners,  LP and  the  Company's  Current  Report  on Form 8-K as
                      Nexicon, Inc.                                            filed   with  the   Securities   and   Exchange
                                                                               Commission on July 7, 2005

10.15                 Registration  Rights Agreement  (SEDA),  dated June 24,  Incorporated  by  reference  to Exhibit 99.2 to
                      2005, by and between Cornell Capital  Partners,  LP and  the  Company's  Current  Report  on Form 8-K as
                      Nexicon, Inc.                                            filed   with  the   Securities   and   Exchange
                                                                               Commission on July 7, 2005


10.16                 Escrow  Agreement  (SEDA),  dated June 24, 2005, by and  Incorporated  by  reference  to Exhibit 99.8 to among Nexicon,  Inc., Cornell Capital Partners,  LP and  the  Company's  Current  Report  on Form 8-K as
                      David Gonzalez, Esq.                                     filed   with  the   Securities   and   Exchange
                                                                               Commission on July 7, 2005


10.17                 Securities Purchase Agreement,  dated June 24, 2005, by  Incorporated  by  reference  to Exhibit 99.5 to
                      and  between   Nexicon,   Inc.   and  Cornell   Capital  the  Company's  Current  Report  on Form 8-K as
                      Partners, LP                                             filed   with  the   Securities   and   Exchange
                                                                               Commission on July 7, 2005

10.18                 Secured  Convertible  Debentures,  dated June 24, 2005,  Incorporated  by  reference  to Exhibit 99.6 to issued by Nexicon, Inc. to Cornell Capital Partners, LP  the  Company's  Current  Report  on Form 8-K as
                                                                               filed   with  the   Securities   and   Exchange
                                                                               Commission on July 7, 2005

Exhibit No.           Description                                              Location
-----------           -----------                                              --------
10.19                 Escrow  Agreement  (CD),  dated June 24,  2005,  by and  Incorporated  by  reference  to Exhibit 99.7 to among Nexicon,  Inc., Cornell Capital Partners,  LP and  the  Company's  Current  Report  on Form 8-K as
                      David Gonzalez, Esq.                                     filed   with  the   Securities   and   Exchange
                                                                               Commission on July 7, 2005

10.20                 Warrant  dated as of June 24,  2005,  issued to Cornell  Incorporated  by  reference  to Exhibit 99.9 to
                      Capital Partners, LP                                     the  Company's  Current  Report  on Form 8-K as
                                                                               filed   with  the   Securities   and   Exchange
                                                                               Commission on July 7, 2005

10.21                 Termination  Agreement  dated  June  23,  2005,  by and  Incorporated  by reference to Exhibit  99.10 to
                      between Nexicon, Inc. and Cornell Capital Partners, LP   the  Company's  Current  Report  on Form 8-K as
                                                                               filed   with  the   Securities   and   Exchange
                                                                               Commission on July 7, 2005

10.22                 Form of Service Agreement,  dated as of July 8, 2005 by  Incorporated  by reference to Exhibit  99.1 to and  between  Nexicon,  Inc.  and  the  Motion  Picture  the  Company's  Current  Report  on Form 8-K as
                      Association of America                                   filed   with  the   Securities   and   Exchange
                                                                               Commission on July 13, 2005

14.01                 Code of Ethics                                           Incorporated  by  reference  to Exhibit 14.1 to
                                                                               the   Company's   10-KSB  for  the  year  ended
                                                                               December  31,  2003 filed  with the  Securities
                                                                               and Exchange Commission on April 8, 2004

23.1                  Consent of Stark Winter Schenkein & Co., LLP             Provided herewith

 Item 28.  Undertakings


      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933, as amended;

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Albuquerque, New Mexico, on July 14, 2005.

                              NEXICON, INC.

                              By:    /s/ Richard Urrea
                                     -----------------
                              Name:    Richard Urrea
                              Title:   Chief Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                          TITLE                                               DATE
---------                                          -----                                               ----

/s/ Richard Urrea                                  Chief Executive Officer, President and              July 14, 2005
------------------------------------
Richard Urrea                                      Director


/s/ Daniel Urrea                                   Chief Financial Officer                             July 14, 2005
------------------------------------
Daniel Urrea